    Exhibit 4.27
Certain identified information in this document has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such redacted information is indicated by [***]. Such redacted information has been excluded from this document because it is both not material and is the type that Azul S.A. treats as private or confidential.
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of February 20, 2026, by and among; Azul S.A., a company (sociedade anônima) organized under the laws of Brazil (the “Company”) and the Holders. Each of the Company and the Holders may be referred to in this Agreement as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings assigned such terms in Section 12 of this Agreement. The term “Holder” and “Party” shall also include any Person to whom rights and obligations hereunder are assigned in compliance with Section 13(d).
A.On May 28, 2025, the Company and certain of its direct and indirect subsidiaries (collectively, and together with any other Affiliates of the Company that became debtors-in-possession in the Chapter 11 Cases (as defined below), the “Debtors”) filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (each, a “Chapter 11 Case” and, collectively the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (together with any other United States court having jurisdiction over any of the Chapter 11 Cases or any proceeding therein from time to time, the “Bankruptcy Court”), jointly administered under Case Number 25-11176.
B.In connection with the Plan, on July 31, 2025, the Debtors entered into that certain backstop commitment agreement (as amended, restated, supplemented and otherwise modified from time to time, the “Backstop Commitment Agreement”) with the parties listed in Schedule 1 thereto under the heading “Backstop Commitment Party” (together with their Affiliates listed under such heading, the “Backstop Commitment Parties”), pursuant to which, on and subject to the terms and conditions thereof, (i) each Backstop Commitment Party agreed, severally and not jointly, to subscribe for and purchase on the Closing Date, for cash, its applicable portion of any unsubscribed ERO New Common Stock (including in the form of ADSs), in form and substance agreed upon by the Requisite Holders and the Company, and (y) the Company agreed to extend customary registration rights with respect to any such ADSs, including customary re-sale shelf registration rights, demand registration rights and piggy-back registration rights, in form and substance agreed upon by the Requisite Holders and the Company.
C.In connection with the Plan, on November 7, 2025, the Debtors entered into (i) that certain equity investment agreement (as amended, restated, supplemented and otherwise modified from time to time, the “American Investment Agreement”) with American Airlines, Inc., a Delaware corporation (“American Airlines”), and (ii) that certain equity investment agreement (as amended, restated, supplemented and otherwise modified from time to time, the “United Investment Agreement” and, together with the American Investment Agreement, the “Strategic Investment Agreements”) with United Airlines, Inc., a Delaware corporation (“United Airlines” and, together with American Airlines, the “Strategic Partners”), pursuant to which, on and subject to the terms and conditions thereof, (i) each Strategic Partner agreed to subscribe for and purchase on the Closing Date, for cash, the equity securities of the Company specified in the applicable Strategic Investment Agreement (including ERO New Common Stock and, if applicable, ADSs) in exchange for the applicable subscription price, payable in cash in accordance with the terms thereof, and (ii) the Company agreed to extend to the Strategic Partners customary registration rights with respect to any such ADSs, including customary re-sale shelf registration rights, demand registration rights and piggy-back registration rights, in form and substance agreed upon by the Strategic Partners and the Company.
D.On February 17, 2026, the Debtors entered into that certain equity investment agreement (as amended, restated, supplemented and otherwise modified from time to time, the “Additional Investment Agreement”) with the subscribers party thereto (the “Additional Subscribers”), pursuant to which, on and subject to the terms and conditions thereof, each Additional Subscriber agreed to subscribe for and purchase on the Closing

Date, for cash, the equity securities of the Company attributed to it in the Additional Investment Agreement (including ERO New Common Stock and, if applicable, ADSs) in exchange for the applicable subscription price, payable in cash in accordance with the terms thereof, and the Company agreed to extend to the Additional Subscribers customary registration rights with respect to any such ADSs, including customary re-sale shelf registration rights, demand registration rights and piggy-back registration rights, form and substance agreed upon by the Additional Subscribers and the Company.
E.On February 17, 2026, the Debtors entered into an amended and restated equity investment agreement with American Airlines pursuant to which, on and subject to the terms and conditions thereof, and subject to the satisfaction or waiver of certain conditions precedent (including that approval of the Brazilian Administrative Council for Economic Defense (Conselho Administrativo de Defesa Econômica) has not been obtained by the Effective Date), the Company agreed to issue to American Airlines warrants (collectively, the “AA Warrants”) exercisable for Common Shares (including in the form of ADSs) (the “AA Warrant Shares”).
F.On February 17, 2026, the Debtors entered into an warrant agreement with the Additional Subscribers and United Airlines pursuant to which the Company agreed to issue to the Additional Subscribers and United Airlines warrants (collectively, the “Non-AA Warrants,” and together with AA Warrants, the “Warrants”) exercisable for Common Shares (including in the form of ADSs) (the “Non-AA Warrant Shares,” and together with AA Warrant Shares, the “Warrant Shares”).
G.As provided in the Backstop Commitment Agreement, the Strategic Investment Agreements and the Additional Investment Agreement, the Parties desire to enter into this Agreement in order to grant to the Holders certain registration rights relating to the Registrable Securities, all in accordance with the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Holder hereby agree as follows:
1.    Registration.
(a)Shelf Registration.
(i)The Company shall prepare and file with the SEC a Registration Statement on Form F-1 (as amended from time to time, the “Form F-1 Shelf”) covering the resale of all Registrable Securities outstanding and eligible for registration at the time of such filing on a delayed or continuous basis by no later than twenty (20) calendar days following the earlier of (y) the Effective Date and (z) the date of the filing of the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025 (the “2025 Form 20-F”). As soon as reasonably practicable and no later than 60 days after the Company becomes eligible to use Form F-3, the Company shall use commercially reasonable efforts to convert (including either by post-effective amendment or by filing a new registration statement) the Form F-1 Shelf to a Registration Statement on Form F-3 (or other appropriate short form registration statement then permitted by the SEC’s rules and regulations) (the “Form F-3 Shelf” and together with the Form F-1 Shelf, the “Shelf Registration Statement”) covering the resale of all applicable Registrable Securities beneficially owned from time to time by the Holders from time to time (which shall be an Automatic Shelf Registration Statement if the Company is a WKSI). The Company shall use commercially reasonable efforts to file its 2025 Form 20-F as soon as practicable.
(ii)The Company shall not file or seek the effectiveness of any other registration statement under the Securities Act for the offer and sale of Common Shares or ADS in the public securities markets prior to the effectiveness of the Form F-1 Shelf, unless approved by the Requisite Holders (as defined below). The Company will, at any time prior to the effectiveness of the Form F-1 Shelf, suspend and halt its efforts to have the Form F-1 Shelf declared effective upon the request of the Requisite Holders, until such time as the Requisite Holders shall request that the Company resume its efforts to have the Form F-1 Shelf declared effective.
(iii)Subject to the terms of this Agreement, including any applicable Blackout Period, the Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act (and, if the Shelf Registration Statement ceases to be effective for any reason, as promptly as practicable, use commercially reasonable efforts to take all actions, including to make all required filings with the SEC, so as to resume the effectiveness of the Shelf Registration Statement) as promptly as practicable following the Effective Date.
(iv)From and after its effectiveness, the Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act (and, if the Shelf Registration Statement ceases to be effective for any reason, as promptly as practicable, use commercially reasonable efforts to take all actions, including to make all required filings with the SEC, so as to resume the effectiveness of the Shelf Registration Statement) until the earlier of (i) with respect to the Registrable Securities other than those held by the Strategic Partners, the third (3rd) anniversary of the Effective Date (the “Sunset Date”), and (ii) the date on which all Registrable Securities covered by such Registration Statement are no longer Registrable Securities, including, to the extent a Form F-1 Shelf is converted to a Form F-3 Shelf and the Company thereafter becomes ineligible to use Form F-3, by using commercially reasonable efforts to file a Form F-1 Shelf or other appropriate form specified by the SEC’s rules and regulations as promptly as reasonably practicable after the date of such ineligibility and using its commercially reasonable efforts to have such Shelf Registration Statement declared effective as promptly as reasonably practicable after the filing thereof (the period during which the Company is required to keep the Shelf Registration Statement continuously effective under the Securities Act in accordance with this clause (ii), the “Shelf Period”).
(v)The Company shall, within three (3) Business Days after the effectiveness of a Shelf Registration Statement, notify the Holders named in the Shelf Registration Statement via e-mail to the addresses set forth on Schedule I hereof of the effectiveness of the Shelf Registration Statement, and the Company shall file a final Prospectus in respect of such Shelf Registration Statement with the SEC to the extent required by Rule 424 under the Securities Act. The “Plan of Distribution” section of such Shelf Registration Statement shall include and permit all methods of distribution permitted by applicable law, including underwritten offerings, at-the market transactions, brokerage transactions (including on an exchange or over-the-counter), private transactions, a Bought Deal (as defined below), through options, short sales, forward sales, puts, agented transactions, stock lending transactions and hedging and other derivative transactions, including the means of distribution substantially as described in the form set forth in Exhibit C hereto (which may be amended from time to time to the extent necessary to permit additional lawful means of distribution). Each of the foregoing methods of distribution (other than underwritten offerings) is referred to in this Agreement as an “Alternative Transaction.”
(vi)Holder Information. Each Holder seeking to include any of its Registrable Securities in any Registration Statement pursuant to this Agreement must deliver (which, for the avoidance of doubt, may be by email) to the Company a fully completed notice and questionnaire in substantially the form attached hereto as Exhibit A (the “Questionnaire”) and such other information in writing as the Company may reasonably request in writing for use in connection with the Registration Statement or Prospectus included therein and in any application to be filed with or under state securities laws (which such request shall be made at least ten (10) Business Days prior to the date of effectiveness of a Registration Statement) in accordance with Section 13(m). In order to be named as a selling securityholder in the Shelf Registration Statement at the time it is first made available for use, a Holder must furnish the completed Questionnaire and such other information that the Company may reasonably request in writing, if any, to the Company in writing no later than the fifth (5th) Business Day prior to the targeted date of effectiveness of the Shelf Registration Statement; provided that any Holder providing a completed Questionnaire within that time period may provide updated information regarding such Holder’s beneficial ownership and the number of Registrable Securities requested to be included up to the second (2nd) Business Day prior to the effective date of the Shelf Registration Statement. Each Holder as to which any Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.
(vii)Supplements. From and after the effective date of the Shelf Registration Statement, upon receipt of a completed Questionnaire and such other information that the Company may reasonably request in writing, if any, the Company will use its commercially reasonable efforts to file as promptly as reasonably practicable, but in any event on or prior to the tenth (10th) Business Day after receipt of such information (or, if a Blackout Period is then in effect or initiated within ten (10) Business Days following the date of receipt of such information, the tenth (10th) Business Day following the end of such Blackout Period) either (i) if then permitted by the Securities Act or the rules and regulations thereunder (or then-current SEC interpretations thereof), a supplement to the Prospectus contained in the Shelf Registration Statement naming such Holder as a selling shareholder and containing such other information as necessary to permit such Holder to deliver the Prospectus to purchasers of the

Holder’s Registrable Securities, or (ii) if it is not then permitted under the Securities Act or the rules and regulations thereunder (or then-current SEC interpretations thereof) to name such Holder as a selling shareholder in a supplement to the Prospectus, a post-effective amendment to the Shelf Registration Statement or an additional Shelf Registration Statement as necessary for such Holder to be named as a selling shareholder in the Prospectus contained therein to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Registrable Securities (subject, in the case of either clause (i) or clause (ii), to the Company’s right to delay filing or suspend the use of the Shelf Registration Statement as described in Section 1(f) hereof). If the Company is not a WKSI or is not otherwise eligible to add additional selling shareholders by means of a prospectus supplement, notwithstanding the foregoing, the Company shall not be required to file more than one (1) post-effective amendment or additional Shelf Registration Statements in any fiscal quarter for all Holders pursuant to this Section 1(a)(v); provided that the foregoing limitation shall not apply if the Registrable Securities to be added represent beneficial ownership of more than $15 million of the Common Shares (based on the closing price of the Common Shares on the Business Day prior to the filing of such post-effective amendment or additional Shelf Registration Statement, to the extent the Common Shares are then listed on the Trading Market, or as determined in good faith by the Company to the extent the Common Shares are not then listed on the Trading Market (the “Filing Value”)). If the Company is a WKSI or is otherwise eligible to add additional selling shareholders by means of a prospectus supplement, notwithstanding the foregoing, the Company shall not be required to file more than two (2) prospectus supplements for all Holders pursuant to this Section 1(a)(v) in any fiscal quarter; provided that the foregoing limitation shall not apply if the Registrable Securities to be added represent beneficial ownership of more than $15 million of the Common Shares (based on the Filing Value).
(viii)Withdrawal from Registration. Any Holder whose Registrable Securities were to be included in any such registration pursuant to Section 1(a) may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder or Holders to include Registrable Securities in any future registration (or registrations), by written notice to the Company delivered at any time on or prior to the Business Day prior to the effective date of the relevant Registration Statement or the execution of the underwriting agreement entered into in connection therewith, as applicable. For the avoidance of doubt, if there is any withdrawal of Registrable Securities pursuant to this Section 1(a)(vi) that reduces the amount of Shelf Registrable Securities proposed to be included in an Underwritten Shelf Takedown to an amount below the thresholds required for an Underwritten Shelf Takedown pursuant to Section 1(a)(iv), then such Underwritten Shelf Takedown does not apply against the limitations on the number of Underwritten Shelf Takedowns set forth in Section 1(c)(i).
(b)Re-IPO.
(i)The Company shall not, and shall cause its Affiliates not to, initiate, pursue or consummate any underwritten Public Offering of the Company’s Common Shares and/or ADSs (whether registered pursuant to a Shelf Registration Statement or otherwise) during the first four (4) months following the Effective Date, except pursuant to the prior written request of, or with the prior written consent of, the Requisite Holders.
(ii)If the ADS Listing has not occurred within four (4) months following the Effective Date, then during the period commencing on the first day of the fifth (5th) month following the Effective Date and ending on the last day of the sixteenth (16th) month following the Effective Date (the “Re-IPO Demand Period”), the Requisite Holders shall have the right, exercisable by delivery of written notice to the Company (the “Re-IPO Demand Notice”), to demand the Company to initiate the first underwritten Public Offering of the Company’s Common Shares and/or ADSs (the “Re-IPO”).
(iii)Upon receipt of a Re-IPO Demand Notice, the Company shall not proceed with, or cause to be pursued, the ADS Listing (including any launch, marketing, “road shows”, as defined in Rule 433(h)(4) under the Securities Act, pricing or consummation thereof) prior to the pricing of the Re-IPO, unless otherwise instructed in writing by the Requisite Holders. During the Re-IPO Demand Period, the Company shall not initiate, pursue or consummate (A) the Re-IPO or (B) any other underwritten Public Offering of the Company’s Common Shares and/or ADSs (whether registered pursuant to a Shelf Registration Statement or otherwise), in each case except pursuant to the prior written instruction of, or with the prior written consent of, the Requisite Holders.
(iv)The right of the Requisite Holders to deliver a Re-IPO Demand Notice shall expire at the end of the Re-IPO Demand Period. Following the earlier to occur of (A) the pricing of the Re-IPO, (B) the expiration of the Requisite Holders’ right to demand a Re-IPO pursuant to this Section 1(b)(iv), and

(C) the delivery by the Requisite Holders of a written notice to the Company waiving such right, the Company may pursue underwritten Public Offerings without the request or consent of the Requisite Holders, subject to the remaining provisions of this Agreement.
(v)In the Re-IPO, (A) securities proposed to be sold by holders of Registrable Securities shall have priority over any securities proposed to be sold by the Company and over any securities proposed to be sold by any other Person (including any other holders exercising piggyback rights), and (B) any reduction in the number of securities to be sold in the Re-IPO that is required by the managing underwriter(s) thereof for bona fide marketing purposes shall be allocated pro rata among all holders of Registrable Securities participating as selling shareholders (based on the number of Registrable Securities proposed to be sold by each such holder), provided that each such holder executes and delivers a customary lock-up agreement requested by the managing underwriter(s) in connection with the Re-IPO.
(vi)The holders of Registrable Securities who deliver the Re-IPO Demand Notice (or, if more than one, such holders acting by the Requisite Holders) shall have the right to select the investment banker(s) and manager(s) to administer the Re-IPO (which shall consist of one (1) or more reputable nationally recognized investment banks, subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed)).
(vii)Except for the right of the Requisite Holders to deliver a Re-IPO Demand Notice pursuant to this Section 1(b), and except as expressly set forth in Section 1(c) below with respect to the Strategic Partners, the Holders shall have no demand rights under this Agreement.
(c)Underwritten Shelf Takedowns.
(i)Subject to Section 1(b)(i) above, at any time during the Shelf Period (subject to any Blackout Period), for so long as a Strategic Partner holds at least one percent (1%) of the outstanding Common Shares (on a Common Share-equivalent basis), such Strategic Partner may request to sell all or any portion of the Registrable Securities beneficially owned by such Strategic Partner in an underwritten Public Offering (including a “bought deal” or “overnight transaction,” (each, a “Bought Deal”) that is registered pursuant to the Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, that the Company shall not be obligated to effect more than two (2) Underwritten Shelf Takedowns pursuant to this Section 1(c)(ii) in any consecutive 12-month period; provided further, that a Bought Deal or other Alternative Transaction shall not constitute an Underwritten Shelf Takedown; provided, that for so long as a Strategic Partner holds at least one percent (1%) of the outstanding Common Shares (on a Common Share-equivalent basis), the ADS Listing shall not, in and of itself, limit of impair such Strategic Partner’s ability to request an Underwritten Shelf Takedown as provided herein.
(ii)Notice of Underwritten Shelf Takedown. All requests for Underwritten Shelf Takedowns pursuant to Section 1(c)(i) shall be made by giving written notice to the Company (each, a “Shelf Takedown Request”), and the Strategic Partner(s) either initiating such request or exercising their right to participate in the Underwritten Shelf Takedown, the “Requesting Holders”). Each Shelf Takedown Request shall specify the approximate number of Common Shares to be sold in the Underwritten Shelf Takedown and the expected aggregate proceeds of such Underwritten Shelf Takedown. Subject to Section 1(f) below, after receipt of any Shelf Takedown Request, the Company shall give written notice (the “Shelf Takedown Notice”) of such requested Underwritten Shelf Takedown (which notice shall state the material terms of such proposed Underwritten Shelf Takedown, to the extent known) to all other Holders that have Registrable Securities registered for sale under the Shelf Registration Statement (“Shelf Registrable Securities”). Such Shelf Takedown Notice shall be given at least three (3) Business Days prior to the expected date of commencement of marketing efforts for such Underwritten Shelf Takedown. Subject to Section 1(c)(ii), the Company shall include in such Underwritten Shelf Takedown all Shelf Registrable Securities with respect to which the Company has received written requests for inclusion therein as promptly as practicable after the giving of the Shelf Takedown Notice.
(iii)Priority of Registrable Securities. If the managing underwriter(s) for an Underwritten Shelf Takedown pursuant to Section 1(c)(i) advise the Company and the holders of Shelf Registrable Securities proposed to be included in such Underwritten Shelf Takedown that in their reasonable view the number of Shelf Registrable Securities proposed to be included in such Underwritten Shelf Takedown exceeds the number of Shelf Registrable Securities which can be sold in an orderly manner in such offering within a price range acceptable to the Requesting Holders (the “Maximum Offering Size”),

then the Company shall promptly give written notice to all holders of Shelf Registrable Securities proposed to be included in such Underwritten Shelf Takedown of such Maximum Offering Size, and shall include in such Underwritten Shelf Takedown the number of Shelf Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, the Shelf Registrable Securities requested to be included in such Underwritten Shelf Takedown by the Requesting Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the number of Shelf Registrable Securities requested to be included therein by each such Holder (including any other Strategic Investor(s) exercising their right to participate in such Underwritten Shelf Takedown), (B) second, the Shelf Registrable Securities requested to be included in such Underwritten Shelf Takedown by Piggyback Eligible Holders (as defined below), allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the number of Shelf Registrable Securities requested to be included therein by each such Holder, and (C) third, any securities proposed to be offered by the Company or third party holders.
(iv)Restrictions on Timing of Underwritten Shelf Takedowns Pursuant to Section 1(c)(i). The Company shall not be obligated to effect an Underwritten Shelf Takedown pursuant to Section 1(c)(i) within sixty (60) days after the initiation of a previous Underwritten Shelf Takedown pursuant to Section 1(c)(i), provided that for an Underwritten Shelf Takedown pursuant to Section 1(c)(i) that is a Bought Deal, the Company shall not be obligated to effect an Underwritten Shelf Takedown pursuant to Section 1(c)(i) within thirty (30) days after the initiation of a previous Underwritten Shelf Takedown pursuant to Section 1(c)(i).
(v)Selection of Bankers and Counsel. The Requesting Holders shall have the right to: (A) select the investment banker(s) and manager(s) to administer an Underwritten Shelf Takedown pursuant to Section 1(c)(i) (which shall consist of one (1) or more reputable nationally recognized investment banks, subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed) and one (1) firm of legal counsel to represent all of the Holders (along with one (1) local counsel per jurisdiction, to the extent reasonably necessary, for any applicable jurisdiction), in connection with such Underwritten Shelf Takedown, and, subject to Section 2(z), (B) determine the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities included in such Underwritten Shelf Takedown.
(d)Piggyback Registration.
(i)Registration Statement on behalf of the Company. If at any time the Company proposes to (A) file a Registration Statement for the purpose of conducting an underwritten Public Offering or (B) conduct an underwritten Public Offering constituting a “takedown” (including a Bought Deal) of Common Shares (a “Piggyback Takedown”) under a shelf registration statement (other than a Shelf Registration Statement pursuant to Section 1(a)) filed by the Company (as the case may be, a “Piggyback Offering”), and the registration form to be used may be used for the registration of Registrable Securities, the Company shall give prompt written notice (the “Piggyback Notice”) to all Holders of Registrable Securities (collectively, the “Piggyback Eligible Holders”) of the Company’s intention to conduct such underwritten Public Offering. The Piggyback Notice shall be given, (i) in the case of a Piggyback Offering that is a Piggyback Takedown, not earlier than ten (10) Business Days and not less than five (5) Business Days, in each case under this clause (i), prior to the expected date of commencement of marketing efforts for such Piggyback Takedown; or (ii) in the case of any other Piggyback Registration, not less than five (5) Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. The Piggyback Notice shall offer the Piggyback Eligible Holders the opportunity to include in such Piggyback Offering the number of Registrable Securities of the same class and series as those proposed to be, as applicable, registered and/or offered pursuant to a Piggyback Takedown, as they may request, subject to Section 1(d)(ii) (a “Piggyback Registration”). Subject to Section 1(d)(ii), the Company shall include in each such Piggyback Offering such Registrable Securities for which the Company has received written requests (each, a “Piggyback Request”) for inclusion therein from Piggyback Eligible Holders within (x) in the case of a Bought Deal, two (2) Business Days, (y) in the case of any other Piggyback Takedown, three (3) Business Days; or (z) otherwise, five (5) Business Days, in each case after the date of the Company’s notice; provided that the Company may not commence marketing efforts for such Public Offering until such periods have elapsed and the inclusion of all such securities so requested, subject to Section 1(d)(ii). If a Piggyback Eligible Holder decides not to include all of its Registrable Securities in any Piggyback Offering thereafter filed by the Company, such Piggyback Eligible Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Offerings or Registration Statements as may be filed by the Company with respect to offerings of Registrable Securities, all upon the terms and conditions set forth herein. The Company shall use its commercially reasonable efforts to, as applicable, effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register pursuant to the Piggyback Requests, or otherwise take all steps necessary, including by effecting a takedown under the Shelf Registration Statement, to include such Registrable Securities in the Piggyback Offering, to the extent required to permit the disposition of the Registrable Securities so requested to be registered. There is no limitation on the number of Piggyback Registrations pursuant to this paragraph that the Company is required to effect.
(ii)Priority of Registration. If the managing underwriter(s) of such Piggyback Offering made on behalf of the Company advise the Company and the Piggyback Eligible Holders in writing that, in their reasonable view the amount of securities requested to be included in such registration (including Registrable Securities requested by the Piggyback Eligible Holders to be included in such offering and if applicable Other Registrable Securities) exceeds the Maximum Offering Size (which for the purposes of a Piggyback Registration shall be within a price range acceptable to the Company), then the Company shall so advise all Piggyback Eligible Holders with Registrable Securities proposed to be included in such Piggyback Registration, and shall include in such offering the number which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, (x) if the Piggyback Registration is with respect to a primary offering of the Company’s Capital Stock initiated by the Company, such securities that the Company proposes to sell up to the Maximum Offering Size, or (y) if the Piggyback Registration is an offering at the demand of the holders of Other Registrable Securities, the securities that such holders propose to sell and thereafter any securities proposed to be offered by the Company, in each case up to the Maximum Offering Size, (B) second, the Registrable Securities requested to be included in such Piggyback Registration by each Piggyback Eligible Holder, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata on the basis of the amount of Common Shares or other Capital Stock constituting Registrable Securities requested in aggregate to be included therein and (C) third, the Other Registrable Securities (if any) requested to be included in such Piggyback Registration by any holder of Other Registrable Securities with rights to participate in such offering, allocated, if necessary, in accordance with the registration rights agreement governing the Other Registrable Securities. All Piggyback Eligible Holders requesting to be included in the Piggyback Registration must sell their Registrable Securities to the underwriters selected as provided in Section 1(c)(iv) on the same terms and conditions as apply to the Company.
(iii)Withdrawal from Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1(d), whether or not any Piggyback Eligible Holder has elected to include Registrable Securities in such Shelf Registration Statement, without prejudice, however, to the right of the Holder immediately to request that such registration be effected as a registration under Section 1(c) to the extent permitted thereunder and subject to the terms set forth therein. Any Holder that has elected to include Registrable Securities in a Piggyback Offering may elect to withdraw such Holder’s Registrable Securities by written notice to the Company and the underwriters (if any) delivered at any time on or prior to the Business Day prior to the effective date of the relevant Registration Statement or the execution of the underwriting agreement entered into in connection therewith, as applicable. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 1(d)(iii).
(iv)Selection of Bankers and Counsel. If a Piggyback Registration pursuant to this Section 1(d) involves an underwritten Public Offering initiated by the Company, the Company shall have the right to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees and (B) select the investment banker(s) and manager(s) to administer the Public Offering, including the lead managing underwriter(s) (each of which shall be reputable nationally recognized investment banks) (or, if such Piggyback Registration involves an underwritten Public Offering initiated by a third party, the determination of the plan of distribution and selection of investment bankers for such offering shall be in accordance with the applicable registration rights agreement between such third party and the Company).
(v)Effect of Piggyback Registration. No registration effected under this Section 1(d) shall relieve the Company of its obligations to effect any registration of the offer and sale of Registrable Securities upon request under Section 1(a) or Section 1(c) hereof and no registration effected pursuant to this Section 1(d) shall be deemed to have been effected pursuant to Section 1(a) or Section 1(c) hereof.
(e)Notice Requirements. Any Piggyback Request or Shelf Takedown Request shall (i) specify the maximum number or class or series of Registrable Securities intended to be offered and sold by the Holder making the request, (ii) express such Holder’s bona fide intent to offer up to such maximum number of Registrable

Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities (to the extent applicable), and (iv) contain the undertaking of such Holder to provide all such information and materials and take all action as may reasonably be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such Registrable Securities.
(f)Blackout Period. Notwithstanding any other provision of this Section 1, the Company shall have the right but not the obligation to defer the filing of (but not the preparation of), or suspend the use by the Holders of, any Shelf Registration (whether prior to or after receipt by the Company of a Shelf Takedown Request) if the Company’s strategy committee (or the Company’s board of directors, to the extent required by applicable law) determines in its reasonable good faith judgment (with the advice of competent counsel expert in such matters) (i) that any such registration or offering would require the disclosure, under applicable securities laws and/or other laws, of material nonpublic information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would be materially adverse to the Company; provided that the exception in clause (i) shall continue to apply only during the time in which such material nonpublic information has not been disclosed and remains material; (ii) that any such registration or offering would require the inclusion in a registration statement or prospectus relating thereto of financial statements that are unavailable to the Company, including if the audit or review of such financial statements by the Company's external auditor for inclusion in the Company's filings with the SEC has not been completed, or (iii) that the offer or sale of Registrable Securities would materially impede, delay or interfere with any significant financing, significant acquisition, corporate reorganization or other significant transaction then pending or proposed to be taken by the Company or any of its subsidiaries (or any negotiations, discussions or pending proposals pending thereto); provided that, the period of any delay or suspension shall not exceed a period of forty-five (45) days and any such delays or extensions shall not in aggregate exceed (x) three (3) in number or (y) ninety (90) days, in each case in any consecutive twelve (12) month period (any such period, a “Blackout Period”, and any event triggering any such delay or suspension, a “Blackout Event”); provided, however, that in such event, the majority of requesting Holders will be entitled to withdraw any request for an Underwritten Shelf Takedown and, if such request is withdrawn, such Underwritten Shelf Takedown will not count as an Underwritten Shelf Takedown and the Company will pay all Registration Expenses in connection with such registration, regardless of whether such registration is effected. The Company shall give written notice to the Holders of Registrable Securities registered under or pursuant to any Shelf Registration Statement within three (3) Business Days with respect to its declaration of a Blackout Period and of the expiration of the relevant Blackout Period (a “Blackout Notice”); provided, that the Company shall not be required to deliver any Blackout Notice to the extent that the Blackout Event and/or Blackout Period is set forth in the Company’s trading policies. If the filing of an Underwritten Shelf Takedown is delayed pursuant to this Section 1(f), once the Blackout Period ends, the Strategic Partners may request a new Underwritten Shelf Takedown (and such request shall not be counted as an additional Underwritten Shelf Takedown for purposes of either Section 1(c)(i) or Section 1(c)(i)). The Company shall not include any material non- public information in the Blackout Notice and/or otherwise provide such information to a Holder unless specifically requested by a Holder in writing. A Holder shall not effect any sales of the Registrable Securities pursuant to a Registration Statement at any time after it has received a Blackout Notice and prior to receipt of an End of Blackout Notice; provided, that the blackout periods shall not prevent Holders from selling in reliance on Rule 144 or on a private basis (subject to applicable law). Holders may recommence effecting sales of the Registrable Securities pursuant to a Registration Statement following further written notice from the Company to such effect (an “End of Blackout Notice”), which End of Blackout Notice shall be given by the Company to the Holders with Registrable Securities included on any suspended Registration Statement and counsel to the Holders, if any, promptly (but in no event later than two (2) Business Days) following the conclusion of any Blackout Event; and following delivery of the End of Blackout Notice, the Company shall use commercially reasonable efforts to lift any and all suspensions on the sale of Registrable Securities that were in place during the blackout period and resume all trading activities in accordance with applicable laws and regulations. Notwithstanding any provision herein to the contrary, if the Company gives a Blackout Notice with respect to any Registration Statement pursuant to this Section 1(f), the Company agrees that it shall (i) extend the period which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Blackout Notice to and including the date of receipt by the Holders of the End of Blackout Notice; and (ii) promptly provide copies of any supplemented or amended prospectus necessary to resume sales, if requested by any Holder; provided that such period of time shall not be extended beyond the date that there are no longer Registrable Securities covered by such Registration Statement. The Company shall also use good faith efforts, including commercially reasonable efforts, to minimize the scope and duration of any Blackout Period and shall take such actions as are reasonably necessary to terminate any Blackout Period as promptly as practicable.
(g)Required Information. The Company may require each Holder of Registrable Securities as to which any Registration Statement is being filed or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing

(provided that such information shall be used only in connection with such registration), and the Company may exclude from such registration or sale the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request or who does not consent to the inclusion in a Registration Statement or Prospectus related to such registration or sale of such information related to such Holder that is required by the rules and regulations of the SEC. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.
(h)Other Registration Rights Agreements. The Company represents and warrants to each Holder that, as of the date of this Agreement, it has not entered into any agreement with respect to any of its securities granting any registration rights to any Person with respect to the Registrable Securities. The Company will not enter into on or after the date of this Agreement, unless this Agreement is modified or waived as provided in Section 13(c), any agreement (x) that is inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof in any material respect, or (y) the terms of which (i) are more favorable taken as a whole than the registration rights granted hereunder, or (ii) do not provide that in the event of a Piggyback Offering, Registrable Securities proposed to be offered by Holders pursuant to a Piggyback Request shall have priority over securities proposed to be offered by any other Person exercising piggyback rights.
2.Registration Procedures. If and whenever registration of Registrable Securities is required pursuant to this Agreement, subject to the express terms and conditions set forth in this Agreement, the procedures to be followed by the Company and each participating Holder to register the sale of Registrable Securities pursuant to a Registration Statement, and the respective rights and obligations of the Company and such Holders with respect to the preparation, filing and effectiveness of such Shelf Registration Statement, including in each case the offering of Registrable Securities on a delayed or continuous basis pursuant to a Registration Statement (and including in connection with a Piggyback Offering), are as follows:
(a)The Company shall (i) prepare and file a Registration Statement or a prospectus supplement, as applicable, with the SEC (within the time periods specified herein, which Registration Statement (A) shall, unless otherwise specified herein, be on a form selected by the Company for which the Company qualifies, (B) shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution, and (C) shall comply as to form in all material respects with the requirements of the applicable form and include and/or incorporate by reference all financial statements required by the SEC to be filed therewith, and (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the periods provided hereunder. The Company will (I) at least five (5) Business Days (or such shorter period as shall be reasonably practicable or necessary under the circumstances, including in order to timely complete an Underwritten Shelf Takedown or Alternative Transaction) prior to the anticipated filing of any Shelf Registration Statement, or any related Prospectus or any amendment or supplement thereto, or before using any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act), furnish to any Holder named as a selling shareholder (or selling shareholders) therein, the Holder Counsel, and the managing underwriter or underwriters (selected as provided herein) of an underwritten Public Offering of Registrable Securities, if applicable, copies of all such documents proposed to be filed (subject in each case to such foregoing Persons entering into a customary confidentiality agreement with respect thereto if requested by the Company), (II) use its commercially reasonable efforts to address in each such document prior to being so filed with the SEC such comments as any of the foregoing Persons reasonably shall propose and (III) not include in any Registration Statement or any related Prospectus or any amendment or supplement thereto information regarding a participating Holder to which a participating Holder reasonably objects; provided, however, the Company shall not be required to provide copies of any amendment or supplement filed solely to incorporate in any Form F-1 (or other form not providing for incorporation by reference) any filing by the Company under the Exchange Act or any amendment or supplement filed for the purpose of adding additional selling shareholders thereunder.
(b)The Company shall (A) provide the Holder Counsel copies of all substantive correspondence from the SEC received in connection with a Registration Statement as promptly as reasonably practicable following receipt, (B) respond to written comments received from the SEC upon a review of a Registration Statement in a timely manner, (C) prepare in good faith and promptly file any response letter to the SEC and any amendment necessary to respond to such written comments and (D) prior to such filing, furnish to the Holder Counsel (and, upon request and subject to customary confidentiality provisions, the Holders) a draft of such letter and amendment at least two (2) Business Days prior to such filing, which letter and amendment shall be subject to the reasonable review and comment of such counsel, and the Company shall consider all reasonable comments of the Holder Counsel received at least one (1) Business Day prior to such filing in good faith. Subject to Section 2(dd) below, the Company shall not be obligated to, and will not, share with Holders draft exhibits to any filings, and will omit from the draft filings shared with such Holders, disclosure regarding arrangements subject to confidentiality provisions, including any contracts between the Company and the Strategic Partners or their Affiliates that has not been previously publicly disclosed (the “Confidential Arrangements”), prior to receiving written consent from the relevant counterparty for such disclosure to Holders, and the Company agrees to use commercially reasonable efforts to either (i) redact the relevant confidential information in compliance with applicable SEC rules prior to filing, or (ii) apply for and obtain confidential treatment from the SEC in respect of such exhibits, it being understood that (1) a filing or furnishing of such arrangements or contracts with the SEC shall be permitted by this provision, at such times and in such manner as deemed reasonably necessary by the Company in good faith in connection with the registration process for such Registration Statement pursuant to this Agreement, and (2) neither the application for confidential treatment or the process of obtaining written consent from the relevant counterparty shall extend, waive or delay the filing date or any obligation of the Company under this Agreement to obtain effectiveness of any Registration Statement hereunder.
(c)The Company will as promptly as reasonably practicable (i) prepare and file with the SEC such amendments, including post-effective amendments, and supplements to each Registration Statement and the prospectus used in connection therewith as (A) may be reasonably requested by any Holder of Registrable Securities covered by such Registration Statement necessary to permit such Holder to sell in accordance with its intended method of distribution, to the extent such intended method of distribution is substantially consistent with Exhibit C hereto, or (B) may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for the periods provided herein, in accordance with the intended method of distribution.
(d)The Company will make all required filing fee payments in respect of any Registration Statement or prospectus used under this Agreement (and any Public Offering covered thereby) within the deadlines specified by the Securities Act.
(e)The Company will notify each Holder of Registrable Securities named as a selling shareholder in any Registration Statement and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, (i) as promptly as reasonably practicable when any Registration Statement or post-effective amendment thereto has been declared effective; (ii) of the issuance or threatened issuance by the SEC or any other governmental or regulatory authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation or threatening of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; or (iv) of the discovery that, or upon the happening of any event the result of which, such Registration Statement or prospectus or issuer free writing prospectus relating thereto or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement in any material respect or omits any material fact necessary to make the statements in the Registration Statement or the prospectus or issuer free writing prospectus relating thereto (in the case of a prospectus or issuer free writing prospectus, in light of the circumstances under which they were made) not misleading, or when any issuer free writing prospectus includes information that may conflict with the information contained in the Registration Statement or prospectus, or if, for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, correct such misstatement or omission or effect such compliance.
(f)Upon the occurrence of any event contemplated by Section 2(e)(iv), as promptly as reasonably practicable, the Company will (x) prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference or to the applicable issuer free writing prospectus, (y) furnish, if requested, a reasonable number of copies of such supplement or amendment to the selling Holders, their counsel and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, and (z) file such supplement, amendment and any other required document with the SEC so that, as thereafter delivered to the purchasers of any Registrable Securities, such Registration Statement, such prospectus or issuer free writing prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or issuer free writing prospectus, in light of the circumstances under which they were made) not misleading, and such issuer free writing prospectus shall not include information that conflicts with information contained in the Registration Statement or prospectus, in each case such that each selling Holder can resume disposition of such Registrable Securities covered by such Registration Statement or prospectus. Following receipt of notice of any event contemplated by clauses 2(e)(ii)- (iv), a Holder shall suspend sales of the Registrable Securities pursuant to such Registration Statement and shall not resume sales until such time as it has received written notice from the Company to such effect. The Company shall provide any supplemented or amended prospectus necessary to resume sales, if requested in writing by any Holder.

(g)The Company will use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any stop order or other order suspending the effectiveness of a Registration Statement or the use of any prospectus filed pursuant to this Agreement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable, or if any such order or suspension is made effective during any Blackout Period, as promptly as practicable after the Blackout Period is over.
(h)The Company shall promptly furnish to the Holders such number of copies of such Shelf Registration Statement, each amendment and supplement thereto, the prospectus included in such Shelf Registration Statement and such other documents as the Holders may request in writing;
(i)The Company will promptly deliver to each selling Holder and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, without charge, as many copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any issuer free writing prospectus)), all exhibits and other documents filed therewith and such other documents as such selling Holder or underwriter may reasonably request in writing in order to facilitate the disposition of the Registrable Securities by such selling Holder or underwriter, and upon request, a copy of any and all transmittal letters or other correspondence to or received from the SEC or any other governmental authority relating to such offer. Subject to Section 1(g) hereof, the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any applicable underwriter in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.
(j)The Company will (i) register or qualify the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the SEC, under all applicable securities laws (including the “blue sky” laws) of such jurisdictions each underwriter, if any, or any selling Holder shall reasonably request in writing; (ii) keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective under the terms of this Agreement; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable such underwriter, if any, and each selling Holder to consummate the disposition in each such jurisdiction of the Registrable Securities covered by such Registration Statement; provided, however, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) subject itself to taxation in any such jurisdiction, or (z) consent to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction.
(k)The Company will cooperate with the Holders and the underwriter or managing underwriter of an underwritten Public Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates or book-entry statements representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates or book-entry statements shall be free of all restrictive legends, indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders or the underwriter or managing underwriter of an underwritten Public Offering, as applicable, may reasonably request in writing and instruct any transfer agent and registrar of Registrable Securities, if any, to do the same. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon the sale by any Holder or the underwriter or managing underwriter of an underwritten Public Offering of Registrable Securities, if any, of such Registrable Securities under the Registration Statement and to release any stop transfer orders in respect thereof. At the written request of any Holder or the managing underwriter, if any, the Company will promptly deliver or cause to be delivered an opinion or instructions to the transfer agent in order to allow the Registrable Securities to be sold from time to time free of all restrictive legends.
(l)The right of any Holder to include such Holder’s Registrable Securities in an underwritten offering shall be conditioned upon (x) such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (y) such Holder entering into customary agreements, including an underwriting agreement in customary form, and offering to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders entitled to select the managing underwriter or managing underwriter(s) hereunder (provided that (I) any such Holder shall not be required to make any representations or warranties to the Company or the underwriters (other than (A) representations and warranties regarding (1) such Holder’s ownership of its Registrable Securities to be sold or transferred, (2) such Holder’s power and authority to effect such transfer, (3) such matters pertaining to compliance by such Holder with securities laws as may be reasonably requested by the Company or the underwriters, (4) the accuracy of information concerning such Holder as provided by or on behalf of such Holder, and (5) any other representations required to be made by the Holder under applicable law, and (B) such other representations, warranties and other provisions relating to such Holder’s participation in such Public Offering as may be reasonably requested by the underwriters and mutually agreed on by the underwriters and such Holder) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 6(b) hereof, or to the underwriters with respect thereto, except to the extent of the indemnification being given to the underwriters and their controlling Persons in Section 6(b) hereof and (II) and the aggregate amount of the liability of such Holder in connection with such offering shall not exceed such Holder’s net proceeds from the disposition of such Holder’s Registrable Securities in such offering) and (z) such Holder completing and executing all questionnaires, powers of attorney, custody agreements and other documents reasonably required under the terms of such underwriting arrangements or by the Company in connection with such underwritten Public Offering.
(m)The Company agrees with each Holder that, in connection with any underwritten Public Offering (including an Underwritten Shelf Takedown), the Company shall enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the Holders of a Majority of Included Registrable Securities being sold, or the underwriters, reasonably request in writing in order to expedite or facilitate the disposition of such Registrable Securities and provide reasonable cooperation, including causing appropriate officers to attend and participate in road shows and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any (taking into account the needs of the Company’s businesses and the responsibilities of such officers with respect thereto); conducting marketing days in connection with any Bought Deal; making appropriate members of senior management reasonably available, upon reasonable advance notice, for a customary due diligence conference call; causing at least one member of senior management to participate in one investor meeting (which may be a group or one-on-one meeting) and cooperation with respect to due diligence. Further, the Company shall use commercially reasonable efforts to coordinate and align the timing and content of any supplements, notices, and election windows in consultation with the managing underwriter(s). The Company and its management shall not be required to participate in any marketing effort that lasts longer than five (5) Business Days for any single underwritten Public Offering.
(n)The Company will use commercially reasonable efforts to obtain for delivery to the underwriter or underwriters of an underwritten Public Offering of Registrable Securities (i) a signed counterpart of one or more comfort letters from independent public accountants of the Company in customary form and covering such matters of the type customarily covered by comfort letters and (ii) an opinion or opinions (including a negative assurance letter) from counsel for the Company (including any local counsel reasonably requested by the underwriters) dated the date of the closing under the underwriting agreement, in customary form, scope and substance, covering the matters customarily covered in opinions requested in sales of securities in an underwritten Public Offering, which opinions shall be reasonably satisfactory to such underwriters and their counsel.
(o)The Company will (i) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement and provide and enter into any reasonable agreements with a custodian for the Registrable Securities and (ii) no later than the effective date of the applicable Registration Statement, provide a CUSIP and ISIN number for all Registrable Securities (including, for the avoidance of doubt, for ADS).
(p)The Company shall negotiate in good faith such customary agreements and use its commercially reasonable efforts to take such other actions as the Holders reasonably request in order to expedite or facilitate the disposition of Registrable Securities.
(q)The Company will cooperate with each Holder of Registrable Securities and each underwriter or agent, if any, participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.
(r)The Company will, upon reasonable notice and at reasonable times during normal business hours, make available for inspection by a representative appointed by the Holders of a Majority of Included Registrable Securities, counsel selected by such Holders in accordance with this agreement, any underwriter participating in any disposition pursuant to such registration, as applicable, and any other attorney or accountant retained by such underwriter, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement (including in connection with an Underwritten Shelf Takedown), as applicable, and make themselves available at mutually convenient times to discuss the business of the Company and other matters reasonably requested by any such Holders, sellers, underwriter or agent thereof in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility, as applicable (any information provided under this Section 2(r), “Due Diligence Information”), subject in each case to the foregoing persons entering into customary confidentiality and non-use agreements with respect to any confidential information of the Company; provided that, subject to Section 2(dd) below, the Confidential Arrangements shall not constitute Due Diligence Information. The Company shall not provide any Due Diligence Information to a Holder unless such Holder explicitly requests such Due Diligence Information in writing.
(s)The Company will comply with all applicable rules and regulations of the SEC, the Trading Market, FINRA and any state securities authority, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Shelf Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
(t)The Company will ensure that any issuer free writing prospectus utilized in connection with any prospectus complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, and is retained in accordance with the Securities Act to the extent required thereby.
(u)Following the listing of the ADS and Common Shares in accordance with the requirements of the Plan or otherwise, the Company will use commercially reasonable efforts to cause the Registrable Securities of the same class, to the extent any further action is required, to be similarly listed and to maintain such listing until such time as the securities cease to constitute Registrable Securities.
(v)The Company shall hold in confidence and not use or make any disclosure of information concerning a Holder provided to the Company without such Holder’s consent, unless the Company reasonably determines (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement known to the Company. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means or otherwise determining that any such disclosure is required under the foregoing clauses (i) through (iii), to the extent permitted by applicable law, give prompt written notice to such Holder and cooperate with such Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.
(w)The Company agrees that nothing in this Agreement shall prohibit the Holders, at any time and from time to time, from selling or otherwise transferring Registrable Securities pursuant to a private placement or other transaction which is not registered pursuant to the Securities Act.
(x)The Company shall cooperate with the transfer of Registrable Securities in accordance with applicable law and contractual restrictions, including with respect to de-legending and the provision of customary legal opinions and other customary assistance.
(y)The Company shall cooperate with respect to the Holders’ disposition of Registrable Securities in the United States, which may include any method of disposition permitted by applicable Law (including underwritten offerings; Bought Deals; and Alternative Transactions), including by conducting road shows in connection with any underwritten offering, conducting marketing days in connection with any Bought Deals or Alternative Transactions, entering into customary agreements with counterparties and cooperation with respect to due diligence, the provision of customary certificates, opinions and comfort letters.
(z)In the case of an Underwritten Shelf Takedown requested by the Holders pursuant to this Agreement, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable

Securities shall be determined by the Holders of a Majority of Included Registrable Securities to be included in such underwritten Public Offering.
(aa)Notwithstanding anything to the contrary in this Agreement, any Holder may make a written election (an “Opt-Out Election”) to no longer receive from the Company any Shelf Takedown Notice or Piggyback Notice (each, a “Covered Notice”), and, following receipt of such Opt-Out Election, the Company shall not be required to, and shall not, deliver any such Covered Notice to such Holder from the date of receipt of such Opt-Out Election and such Holder shall have no right to participate in any Registration Statement or Public Offering as to which such Covered Notices pertain. An Opt-Out Election shall remain in effect until it has been revoked in writing and received by the Company. A Holder who previously has given the Company an Opt-Out Election may revoke such election at any time in writing, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Elections.
(ab)Each Holder shall promptly notify the Company of the happening of any event actually known to such Holder as a result of which any information set forth in a Registration Statement furnished by such Holder contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading.
(ac)Without limiting the provisions of Section 2(y), to the extent reasonably required to complete an Alternative Transaction covered by a Registration Statement, the Company shall, with respect to such Alternative Transaction, (A) use commercially reasonable efforts to cooperate with the Holders and other relevant parties to such Alternative Transaction to effectuate such Alternative Transaction as promptly as practicable and (B) without limiting the generality of the foregoing clause (A), comply with the procedures and requirements contained in this Section 2 that are applicable to an “underwritten Public Offering,” “Underwritten Shelf Takedown,” as if such Alternative Transaction were an “underwritten Public Offering,” “Underwritten Shelf Takedown”, to the extent customary for such Alternative Transaction, with references to “underwriters” being read to include the counterparties to such Alternative Transaction (whether or not they would be deemed underwriters for purposes of the securities laws).
(ad)If there are Confidential Arrangements, the Company will promptly take such action with respect to such Confidential Arrangements as may be reasonably requested by any person that may be deemed to be an underwriter under Section 11(a) of the Securities Act in order to establish that such person has conducted a reasonable investigation under Section 11(b)(3) of the Securities Act, for purposes of establishing a defense to liability under Section 11 of the Securities Act. Such action may include providing professional representatives of such person access to such Confidential Arrangements, provided that such professional representatives agree to maintain such Confidential Arrangements in confidence, not to disclose such Confidential Arrangements to any Holder or any other person and not to use such Confidential Arrangements for any purpose other than for establishing the reasonable investigation defense under Section 11(b)(3) of the Securities Act.
3.    Expenses. Except as otherwise contained herein, the Company shall bear all reasonable Registration Expenses incident to the Parties’ performance of or compliance with this Agreement or otherwise in connection with any Shelf Registration, Shelf Takedown Request or Piggyback Registration (excluding any Selling Expenses), whether or not any Registrable Securities are sold pursuant to a registration statement. In addition, notwithstanding anything to the contrary herein, but without duplication of the immediately preceding sentence, the Company shall pay the reasonable and documented fees and disbursements of one counsel (along with one local counsel, to the extent reasonably necessary, for any applicable jurisdiction) representing all Holders participating in the Shelf Registration, Shelf Takedown Request or Piggyback Registration, as the case may be, selected by the participating Holders (but excluding, for the avoidance of doubt, any applicable selling fees or underwriting discounts).
“Registration Expenses” shall include, without limitation, (i) all registration, qualification and filing fees and expenses (including fees and expenses (A) of the SEC or FINRA, (B) incurred in connection with the listing of the Registrable Securities (in the form of ADSs) on the highest listing segment within either the New York Stock Exchange or Nasdaq Stock Market for which the Company qualifies (a “Principal Exchange”) or, if listing on such exchanges is not possible, then on an Alternative Securities Exchange, and (C) in compliance with applicable state securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities as may be set forth in any underwriting agreement)); (ii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto (including expenses of printing certificates for the Registrable Securities and printing prospectuses); (iii) analyst or investor presentation or road show expenses of the Company; (iv) messenger, telephone and delivery expenses; (v) reasonable fees and disbursements of counsel (including any local counsel), auditors and accountants for the Company (including the expenses incurred in connection with “comfort letters” required by or incident to such performance and compliance); (vi) all fees and disbursements of underwriters to the extent customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel)) that is required to be retained in accordance with the rules and regulations of FINRA and the other reasonable fees and disbursements of underwriters (including reasonable fees and disbursements of counsel for the underwriters) in connection with any FINRA qualification; (vii) fees and expenses of any special experts retained by the Company; (viii) Securities Act liability insurance, if the Company so desires such insurance; (ix) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies; (x) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties); (xi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering. In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), the expense of any annual audit and any underwriting fees, discounts, selling commissions and stock transfer taxes and related legal and other fees applicable to securities sold by the Company and in respect of which proceeds are received by the Company. Each Holder shall pay any Selling Expenses applicable to the offer, sale or disposition of such Holder’s Registrable Securities pursuant to any Piggyback Offering, or pursuant to any Shelf Registration Statement under which such selling Holder’s Registrable Securities were sold, and in any other fees and expenses not constituting Registration Expenses in proportion to the amount of such selling Holder’s shares of Registrable Securities sold in any offering under such Piggyback Offering or Shelf Registration Statement.
“Selling Expenses” shall mean, collectively, any selling commissions, discounts or brokerage fees relating to the sale by a Holder of Registrable Securities pursuant to the Shelf Registration Statement, or a Piggyback Registration.
4.    Lock-Up.
(a)Holder Lock-Up. In connection with a Re-IPO requested by Requisite Holders, each of the Strategic Partners and each Holder participating as selling shareholder in the Re-IPO that together with its Affiliates beneficially owns more than one percent (1%) of the then-outstanding Common Shares and ADS (on a Common Share-equivalent basis) and, if requested in writing by the managing underwriter(s) of the Re-IPO, each non-participating Holder that together with its Affiliates beneficially owns more than one percent (1%) of the then-outstanding Common Shares and ADS (on a Common Share-equivalent basis) (“Non-Participating Holders”) shall enter into a customary lock-up agreement with the managing underwriter(s) of such Re-IPO, as reasonably requested by the managing underwriter(s) for a period of no more than ninety (90) days (or such shorter period as may be acceptable to the managing underwriter(s)) following the date of the final prospectus for the Re-IPO (a “Lock-Up Agreement”); provided that all executive officers and directors of the Company agree to substantially similar Lock-Up Agreements on no more favorable terms; provided, further, that with respect to Non-Participating Holders, such lock-up provisions shall not restrict the ability of Non-Participating Holders to pledge Common Shares and ADS as collateral pursuant to any financing arrangements, including margin loans, but excluding financings where the principal purpose is to dispose of the Common Shares or ADS, so long as such pledgees agree to be bound by the restrictions set forth in this Section 4; provided, further, that nothing herein shall prevent any Holder from making a distribution of Registrable Securities to any of its partners, members or stockholders thereof or a transfer of Registrable Securities to an Affiliate that is otherwise in compliance with the applicable securities laws, so long as such distributees or transferees, as applicable, agree to be bound by the restrictions set forth in this Section 4; provided, further, that the foregoing provisions shall only be applicable to the Holders if all shareholders, officers and directors are treated similarly with respect to any release prior to the termination of the lock-up period such that if any such persons are released, then all Holders shall also be released to the same extent on a pro rata basis; and provided, further that holders of Registrable Securities participating in the Re-IPO as selling shareholder, such holder must sign a lock-up agreement if requested, even if such holder beneficially owns less than 1% of the outstanding Common Shares and ADS (on a Common Share-equivalent basis). In connection with other underwritten Public Offerings, each Holder of Registrable Securities participating in such underwritten Public Offerings as selling shareholder, together with its Affiliates, and each of the Strategic Partners shall enter into a customary lock-up agreement with the managing underwriter(s), as reasonably requested by the managing underwriter(s), for a period of no more than ninety (90) days (or such shorter period as may be acceptable to the managing underwriter(s))

following the date of the final prospectus for such public offering; subject to the Company and Company’s executive officers and directors agreeing to similar lock-up arrangements on no more favorable terms.
(b)Lock-Up Agreements. Except as otherwise set forth herein, including in Section 4(a) the Lock-Up Agreement shall provide that, unless the underwriters managing such underwritten Public Offering otherwise agree in writing, and provided that the Company and all executive officers and directors of the Company are bound by and have entered into substantially similar Lock-Up Agreements, on no more favorable terms, such Holder shall not (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Capital Stock of the Company (including Capital Stock of the Company that may be deemed to be owned beneficially by such Holder in accordance with the rules and regulations of the SEC) (collectively, “Equity Securities”), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Equity Securities, whether such transaction is to be settled by delivery of such Equity Securities, in cash or otherwise, in each case commencing on the date requested by the managing underwriter(s) (which shall be no earlier than seven (7) days prior to the anticipated “pricing” date for such Public Offering) and continuing to the date that is reasonably requested by the managing underwriter(s) and is not later than ninety (90) days following the date of the final prospectus for such Public Offering (or such shorter period as may be acceptable to the managing underwriter(s)) (a “Holdback Period”). Any lock-up agreement entered into by Holders shall be subject to terms and conditions no less favorable than those which apply to the Company’s directors, officers, and Significant Shareholders to the extent subject to a lock-up agreement. In the event that the Company or managing underwriter(s) agree to release or waive any lock-up restrictions for any other signatory of Lock-Up Agreement prior to the expiration of any Holdback Period, the Company shall promptly notify the Holders, each of which shall be entitled to the same release or waiver on a pro rata basis, subject to no less favorable terms and conditions accorded to such signatory.
(c)Notwithstanding anything to the contrary herein, no Holder (other than a Strategic Partner) shall be required to enter into any Lock-Up Agreement in connection with any underwritten Public Offering or otherwise be subject to any lock-up obligation after the earliest of (i) the ADS Listing, (ii) the end of the lock-up period in connection with a Re-IPO requested by Requisite Holders, or (iii) the expiration of the one (1)-year period for Holders to demand a Re-IPO, except if such Holder is selling Registrable Securities in such underwritten Public Offering.
(d)Company Lock-Up. In connection with any underwritten Public Offering, and upon the reasonable request of the managing underwriter(s), the Company shall: (i) agree to customary lock-up provisions applicable to the Company in an underwriting agreement as reasonably requested by the managing underwriter(s) during any lockup period; and (ii) cause each of its executive officers and directors to enter into Lock-Up Agreements, in each case, in customary form and substance, and with exceptions that are customary, for an underwritten Public Offering of such type and size, provided, that the lock-up provisions applicable to the Company shall not be on any more favorable terms than the lock-up provisions applicable to Holders pursuant to their Lock-Up Agreements.
5.    Holders’ Obligations.
(a)Each Holder covenants and agrees that, in the event the Company informs such Holder in writing that it does not satisfy the conditions specified in Rule 172 under the Securities Act and, as a result thereof, such Holder is required to deliver a prospectus in connection with any disposition of Registrable Securities, it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Shelf Registration Statement, and shall sell the Registrable Securities only in accordance with a method of distribution described in the Shelf Registration Statement.
(b)Each Holder shall provide written notice to the Company as soon as practicable, and in any case within five (5) Business Days, once it ceases to own any Registrable Securities because of one or more transfers or other dispositions pursuant to clause (i) or (ii) of the definition of Registrable Securities. The Company shall not disclose any information regarding the Holders’ holdings of Registrable Securities communicated to the Company in accordance with this Section 5(b) to any other Persons, other than its counsel.
(c)Each Holder agrees that it will not prepare or have prepared on its behalf or used or refer to, any issuer free writing prospectus without the prior written consent of the Company and, in connection with any underwritten Public Offering, the underwriters.

6.    Indemnification.
(a)The Company agrees to indemnify, defend and hold harmless each Holder, its partners, shareholders, equity holders, managers, members, investment managers, investment advisors, and Affiliates, and each of their respective officers and directors and each Person who controls such Holder (within the meaning of Section 15 the Securities Act or Section 20 of the Exchange Act) and any agent, employee, attorney or representative thereof (collectively, “Holder Indemnified Persons”), and any underwriter or any Person that would be deemed to be an underwriter under Section 11 of the Securities Act in connection with an Alternative Transaction that facilitates the sale of the Registrable Securities and any Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter or other such Person and any agent, employee, attorney or Representative thereof (collectively, “Underwriter Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and investigation and reasonable attorneys’, accountants’ and experts’ fees, whether or not the Indemnified Person (as defined below) is a party to any proceeding), and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act, the Exchange Act, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement (collectively, “Losses”), insofar as such Losses (or actions in respect thereof) incurred, arising out of, based upon, resulting from or relating to (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement under which any Registrable Securities were registered, any Prospectus, road show or any issuer free writing prospectus prepared by or on behalf of the Company, prospectus, or any amendment thereof or supplement thereto or in any documents incorporated by reference in any of the foregoing or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary in the case of any Prospectus, issuer free writing prospectus or road show, in light of the circumstances under which they were made, to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state or common law rule or regulation, relating to action or inaction in connection with any Company-provided information in such registration, disclosure document or related document or report, and the Company will reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such proceeding; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that such claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, any free writing prospectus prepared by or on behalf of the Company, prospectus, or any amendment thereof or supplement thereto, or road shows, summary or final prospectuses, or any documents incorporated by reference into such, or any omission or alleged omission of a material fact made in such Registration Statement, such Prospectus or issuer free writing prospectus, in reliance upon and in conformity with the Selling Shareholder Information furnished to the Company by or on behalf of such Holder in writing expressly for use therein.
(b)In connection with any Registration Statement filed by the Company pursuant to Section 1 hereof in which a Holder has registered for sale its Registrable Securities, each such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, partners, managers, members, investment managers, employees, agents and representatives and each Person who controls the Company (within the meaning of Section 15 the Securities Act and Section 20 of the Exchange Act) (such persons together with Holder Indemnified Persons and the Underwriter Indemnified Persons, collectively “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against Losses, insofar as such Losses, arise out of or are based upon any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, any free writing prospectus prepared by or on behalf of the Company, prospectus, or any amendment thereof or supplement thereto, or road shows, summary or final prospectuses, or any documents incorporated by reference into such or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission was made in reliance upon and in conformity with any Selling Shareholder Information provided by such Holder or a representative of such Holder in writing expressly for use therein; provided that (i) each Holder shall be liable for only up to the amount of net proceeds actually received by such Holder (after deducting Selling Expenses) as a result of the sale of Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation; provided further that (ii) no Holder shall be liable to any such Indemnified Person in any such case to the extent that such claim is related to (A) Selling Shareholder Information after such Selling Shareholder provided an update to such Selling Shareholder Information to the Company (1) up to one (1) Business Day prior to the date on which the Company requested that the Registration Statement be declared effective by the SEC and the Company did not revise the Registration Statement with such updated Selling Shareholder Information through filing a pre-effective amendment with the SEC or otherwise correcting such information in the Registration Statement before it was declared effective, or (2) after the Registration Statement became effective and the Company did not use commercially reasonable efforts to file an amendment or other supplement to the Registration Statement with the SEC that would incorporate such updated Selling Shareholder Information; (B) Selling Shareholder Information after the Selling Shareholder provided the notice contemplated by Section 2(bb); and (C) the use by the Company of an outdated or defective prospectus to sell the Registrable Securities. No Holder shall be liable for indemnification or contribution with respect to any information provided by an underwriter or counterparty to an Alternative Transaction for inclusion in the Registration Statement.
(c)Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the Person from whom indemnity is sought (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification (provided that any delay or failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the Indemnifying Party) and (ii) unless, in the Indemnified Person’s reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person. After written notice from the Indemnifying Party to the Indemnified Person of its election to assume the defense of such claim, the Indemnifying Party shall not be subject to any liability for any settlement subsequently made by the Indemnified Person without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). With respect to any such claim, any Indemnified Person shall have the right to retain its own counsel and participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (1) the Indemnifying Party and the Indemnified Person shall have mutually agreed to the retention of such counsel and the payment of fees by the Indemnifying Party or (2) in the reasonable judgment of such Indemnified Person (A) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (B) there would be rights or defenses that would be available to such Indemnified Person that are not available to the Indemnifying Party, in which case of (1) or (2), the Indemnifying Party shall be obligated to pay the fees and expenses of such separate counsel; provided that the Indemnifying Party shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local legal counsel) for all Indemnified Persons by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of an Indemnified Person, based upon advice of its counsel, a conflict of interest may exist between such Indemnified Person and any other of such Indemnified Persons with respect to such claim, in which case the Indemnifying Party shall be liable for the fees and expenses of one additional counsel (in addition to one local legal counsel in each applicable jurisdiction) with respect to each Indemnified Person having such conflict of interest. The Indemnifying Party shall keep the Indemnified Persons reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect to such claim. No Indemnifying Party shall, without the prior written consent of an Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a full and unconditional release from all liability with respect to such claim and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any such Indemnified Person.
(d)The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Person or any officer, director, partner, manager, member, investment manager, employee, agent, representative or controlling Person of such Indemnified Person and shall survive the transfer of Registrable Securities. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Person against the Indemnifying Party or others, and (ii) any liabilities to which the Indemnifying Party may be subject pursuant to the law.
(e)If the indemnification provided for in this Section 6 is unavailable to or is insufficient to hold harmless an Indemnified Person under the provisions above in respect to any losses, claims, damages or liabilities referred to therein, then each applicable Indemnifying Party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which such Indemnifying Party may be subject in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Person, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party, on the one hand, or the Indemnified Person, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation (even if the Holders holding Registrable Securities or any agents or underwriters or all of them were treated as a single entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 6(e) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(e), (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation, and (ii) contribution by each Holder shall be limited in amount to the net amount of proceeds actually received by such Holder from the sale of Registrable Securities pursuant to the applicable Shelf Registration Statement, less the amount of any damages that such Holder has otherwise been required to pay in connection with such sale pursuant to this Agreement. For purposes of Section 6(e), each Person who controls any Holder, agent or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and each director, officer, employee and agent of any such Holder, agent or underwriter, shall have the same rights to contribution as such Holder, agent or underwriter, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each officer and director of the Company shall have the same rights to contribution as the Company subject in each case to the applicable terms and conditions of this Section 6(e).
(f)The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling Persons referred to in this Section 6 hereof, and will survive the transfer of Registrable Securities.
(g)The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
7.    Reporting Requirements.
(a)With a view to making available to the Holders the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration (“Rule 144”), at all times during which there are Registrable Securities outstanding the Company agrees to:
(i)whether or not required by the rules and regulations of the SEC and notwithstanding anything to the contrary herein, make and keep “current public information” (within the meaning of Rule 144(c)(1)) available;
(ii)furnish to the Holders so long as the Holders own Registrable Securities, promptly upon request, a written statement by the Company that it has complied with all conditions set forth in Rule 144(c)(1), including that (i) it has filed all reports required under section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months and has been subject to such filing requirements for the past 90 days, and (ii) it has submitted electronically every Interactive Data File (as defined in Regulation S-T) required to be submitted pursuant to Regulation S-T Rule 405 during the preceding 12 months; and
(iii)in the event that the Company is neither subject to section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, furnish to the Holders the information set forth under Section 4(d)(3) of the Securities Act.
(b)The Company shall comply with customary English-language reporting requirements under the Exchange Act (including reporting as required pursuant to Form 6-K and annual reporting on Form 20-F), including for purposes of maintaining eligibility under the current public information requirements under Rule 144, and shall file a Form 6-K promptly after the earlier of (A) the date on which any vote of Company shareholders is announced in Brazil and (B) the date materials are distributed in respect of any such vote, announcing such vote and/or making available such materials, as applicable.
(c)The Company shall publish customary quarterly and annual earnings releases in English and conduct customary quarterly and annual earnings calls in English within five (5) Business Days of the date on which quarterly or annual results are first reported in an earnings release.
8.    ADS Program.
(a)Until the later of (x) the Sunset Date (excluding Registrable Securities held by Strategic Partners) and (y) the time that the ADS represent five percent (5%) or less of the outstanding Common Shares (on a Common Share-

equivalent basis) for a period of 180 consecutive days (but in any event no later than twelve (12) years after the Effective Date), and except as agreed otherwise by a Vote of ADS Holders, the Company shall
(i)at all times:
(A)maintain a sponsored ADS program (the “Unrestricted ADS Program”) on the same terms as those reflected in the Deposit Agreement dated as of January 5, 2026, by and among the Company and Citibank N.A. (in its role as depositary under the ADS Program, the “Depositary”), and the other parties thereto (as it may be further amended consistent with the terms hereof, the “Deposit Agreement”);
(B)subject to clause 8(a)(i) and (ii) of this Agreement, not make any amendments to the ADS Program having an adverse effect to (a) voting rights, (b) rights related to distributions or dividends, (c) exercise of preemptive rights, (d) transfer rights, and (e) rights to receive shareholder information delivered by the Company, or that are otherwise materially adverse to holders of ADS, including terminating the ADS Program or, other than as required by law, permitting the removal by the Company of individual holders from the ADS program;
(C)use its commercially reasonable efforts in good faith to cause the Depositary to maintain a registration statement on Form F-6 effective with respect to the ADSs under the ADS Program, in form and substance acceptable to the Requisite Holders, in compliance with the provisions of the Securities Act and with a number of available ADS sufficient to represent all of the Registrable Securities, and with a ratio sufficient to create a per-Common Share price acceptable to the Requisite Holders that meets the listing standards of a Principal Exchange or if listing on such exchanges is not possible, then such other Alternative Securities Exchange (as applicable); and
(D)take all actions to list and maintain the continued listing of the ADS on a Principal Exchange or Alternative Securities Exchange, as applicable, as soon as reasonably practicable following the effectiveness of the Form F-1 Shelf, unless otherwise and as instructed in writing by the Requisite Holders; and
(ii)for so long as there are any restricted ADSs outstanding, maintain a sponsored restricted ADS program (the “Restricted ADS Program” and, together with the Unrestricted ADS Program, the “ADS Program”), pursuant to the Omnibus Restricted ADS Letter Agreement, dated as of January 5, 2026, between the Company and the Depositary (the “Restricted ADS Letter Agreement”), and one or more Restricted ADS Series Supplements (as defined in the Restricted ADS Letter Agreement), providing for the issuance of restricted ADS and allowing for the conversion of restricted ADS into unrestricted ADS, subject to compliance with the terms and conditions of the ADS Program, in form and substance acceptable to the Requisite Holders.
(b)The Company shall use commercially reasonable efforts to obtain CUSIP/ISIN numbers and provide that all ADS, including all Unrestricted ADS, shall be eligible to be held and serviced by The Depository Trust Company as of the Effective Date, to the maximum extent possible.
(c)No Holder shall be required to pay any issuance fee or other fee charged by the Depositary in connection with (i) the initial delivery of ADSs pursuant to the Plan or the Equity Rights Offering, (ii) the initial conversion of Restricted ADS into Unrestricted ADS, or (iii) the initial transfer of ADSs into DTC.
(d)The ADS Program will provide for (or continue to provide for, to the extent already provided for) the following rights:
(i)the right (subject to applicable fees and procedures (including as to periods in which deposits and withdrawals from the program may be suspended) contained in the deposit agreement governing the ADS Program) to deposit and withdraw, at the election of the respective holders, any Common Shares from time to time held by the Backstop Commitment Parties or their transferees into or out of the ADS Program;
(ii)participation in dividends and distributions, subject to the fees and procedures of the Depositary as set forth in the ADS Program and subject to compliance with applicable law (including, without limitation, Brazilian law);

(iii)participation by the Holders in preemptive rights offerings of Common Shares in the form of additional ADS, and subject to compliance with applicable law (including, without limitation, Brazilian law, Rule 144A, Regulation S or other exemptions from registration under the Securities Act) and the procedures of the depositary as set forth in the ADS Program;
(iv)participation in voting at the instruction of the respective holders of ADS, subject to the procedures of the Depositary as set forth in the ADS Program (and any broker or other financial intermediary through which the ADS are held by the relevant holder) and subject to compliance with applicable law (including, without limitation, Brazilian law); and
(v)SEC reporting by the Company as necessary to maintain the ADS Program, including English-language reports required pursuant to Form 6-K and annual reports on Form 20-F.
9.    Certain Listing and Registration Matters.
(a)In the event that the Registrable Securities are not listed on a Principal Exchange or Alternative Securities Exchange, in each case, in the form of ADS, or such other event occurs such that the federal preemption of state “blue sky” or other U.S. state securities laws is not available in the reasonable opinion of the Holders, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other U.S. “blue sky” or other U.S. state securities laws of such jurisdictions as the Holders shall reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such U.S. jurisdictions of the Registrable Securities owned by the Holders (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction).
(b)The Company shall comply with all reporting requirements and other disclosure obligations imposed by the SEC.
(c)The Company shall consider in good faith proposals for listing of Common Shares in lieu of ADS made by (i) prior to the ADS Listing, the Requisite Holders, and (ii) following the ADS Listing, a Holder or group of Holders of (x) a majority of the ADS then outstanding or (y) ADS representing 10% of the total number of Common Shares (on a Common Share-equivalent basis), to respond to changes in Law or formal interpretation of Law that affect ADS or the trading of shares in the United States, taking into account the restrictions set forth under applicable law, the interests of all shareholders and the regulatory and operational context in which the Company operates.
10.    Non-Deal Road Shows. (A) Following the Effective Date, the Company shall cause its executive officers to conduct a non-deal road show in the United States, at such time as is requested by the Requisite Holders and shall cooperate with such Requisite Holders so that the length, content and scope of such road show is satisfactory to such Requisite Holders and (B) from time to time following the Effective Date, the Company shall participate in non-deal road shows upon request of the Requisite Holders, to the extent permitted at the time of the request by applicable law, provided that (A) the Company shall make appropriate members of senior management reasonably available, upon reasonable advance notice, for a customary due diligence conference call prior to any such non-deal road show, (B) the Company shall cause at least one member of senior management to participate in one investor meeting (which may be a group or one-on-one meeting) in connection with each such non-deal road show, and (C) nothing herein shall require the Company to disclose material non-public information; provided, further, that a cooling-off period of no less than sixty (60) days shall be observed between road shows.
11.    Preservation of Rights. Unless this Agreement is modified or waived as provided in Section 13(c), the Company shall not, on or after the date of this Agreement, enter into any agreement, take any action, or permit any change to occur, with respect to its securities that is inconsistent with or violates or subordinates the rights expressly granted to the Holders in this Agreement, such as (a) adversely affecting the ability of the Holders to include the Registrable Securities in a registration undertaken or underwritten offering pursuant to this Agreement, or (b) affecting the marketability of such Registrable Securities in any such registration (including effecting a stock split or a combination of shares).
12.    Other defined terms.
“ADS” means the American depositary shares representing the New Equity Interests pursuant to the ADS Program.

“ADS Listing” shall mean the listing of the ADSs on a Principal Exchange or, if listing on such exchanges is not possible, then on an Alternative Securities Exchange.
“Affiliate” means, with respect to any Person, any Affiliated Funds of such Person and any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which the determination of affiliation is being made; provided that in the case of a Holder that is an Affiliate of the Company, references herein to “Affiliates” of such Holder shall not, except as used in the definition of “Registrable Securities”, include the Company. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person (whether through the ownership of voting securities, by contract, or otherwise).
“Affiliated Fund” means, with respect to any Person, (a) any investment funds, managed accounts or other entities who are advised by such Person or the same investment advisor or manager or by investment advisors which are Affiliates of such Person or (b) any investment advisor with respect to an investment fund, managed account or entity it advises.
“Alternative Securities Exchange” means a U.S. national securities exchange that provides comparable liquidity to a Principal Exchange, as long as such other U.S. national securities exchange is acceptable to the Requisite Holders.
“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.
“Backstop Payment” means the consideration paid to the Backstop Commitment Parties for the Backstop Commitment and the other agreements of the Backstop Commitment Parties in the Backstop Commitment Agreement.
“Business Day” means any day on which the principal offices of the SEC in Washington, DC are open to accept filings and is not a day on which banking institutions in the State of New York and in the city of São Paulo, Brazil generally are authorized or required by law or other governmental actions to close.
“Capital Stock” means with respect to a corporation, any and all shares, interests or equivalents of capital stock of such corporation (including ADS, and whether voting or nonvoting and whether ordinary/common or preferred) and any and all options, warrants and other securities that at such time are convertible into, or exchangeable or exercisable for, any such shares, interests or equivalents (including, without limitation, the New Equity Interests or any note or debt security convertible into or exchangeable for New Equity Interests).
“Closing Date” means the date on which all of the conditions set forth in the Backstop Commitment Agreement, the Strategic Investment Agreements and the Additional Investment Agreement shall have been satisfied or waived.
“Common Shares” means the common shares, no par value, of the Company that may be outstanding from time to time (including, for the avoidance of doubt, the common shares of the Company held in the ADS Program), and any equity securities into which such common shares are exchanged, converted or otherwise recapitalized.
“Effective Date” means the date of substantial consummation of the Plan, which shall be the date on which the Debtors file a notice on the docket of the Chapter 11 Cases declaring the Plan effective.
“ERO” means the equity rights offering conducted in connection with the Plan and consummated on or prior to the Plan Effective Date in accordance with the ERO Documents.

“ERO Documents” means the Backstop Commitment Agreement, the Strategic Investment Agreements and the Additional Investment Agreement and any and all other agreements, documents, and instruments delivered or entered into in connection with, or otherwise governing, the ERO, including the ERO Procedures, subscription forms, as applicable, material fact notice, notice to the market (aviso ao mercado), notice to shareholders (aviso aos acionistas), offering memorandums, and any other materials distributed in connection with the ERO.
“ERO Procedures” means the offering procedures governing the ERO.
“ERO New Common Stock” means the New Shares issued pursuant to the ERO, constituting approximately 55.3% of the outstanding New Shares (calculated prior to giving effect to dilution from the restricted shares granting plan of the Company), and excluding, for the avoidance of doubt, any shares issued pursuant to the Backstop Payment.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.
“Governmental Entity” means any U.S. or non-U.S. federal, state, municipal, local, judicial, administrative, legislative or regulatory or competition, antitrust or foreign investment authority, agency, department, commission, regulator court, or tribunal of competent jurisdiction (or any such multinational entity) or any quasi-governmental or private body exercising any administrative, executive, judicial, legislative, police, regulatory, taxing, importing or other governmental or quasi-governmental authority (including any branch, department or official thereof).
“Holder” means each Person other than the Company that is party to this Agreement on the date hereof and any Person who hereafter becomes a party to this Agreement pursuant to Section 13(d) of this Agreement.
“Holder Counsel” means Cleary Gottlieb Steen & Hamilton LLP, Latham & Watkins LLP and Hughes Hubbard & Reed LLP.
“Holders of a Majority of Included Registrable Securities” means Holders that are the beneficial owners of a majority of the Registrable Securities included in a Piggyback Offering or an Underwritten Shelf Takedown, as applicable. For the avoidance of doubt, only Registrable Securities held by Persons who are party to this Agreement as of the date hereof or who thereafter become a party to this Agreement by executing a joinder in accordance with Section 13(d) shall be considered in calculating a majority of the Registrable Securities.
“Joinder Agreement” means the form of joinder agreement set forth on Exhibit B to this Agreement.
“Law” means any federal, state or local U.S. or non-U.S. law (including common law), statute, code, ordinance, rule, regulation, order, ruling, judgment, treaty, or convention in each case, that is validly adopted, promulgated, issued, or entered by a Governmental Entity of competent jurisdiction (including the Bankruptcy Court).
“New Equity Interests” means the single class of common shares, no par value, of Reorganized Azul as described in the Transaction Steps, which shall be issued in compliance with the laws of Brazil and/or such other applicable jurisdiction, the rules, regulations, or requirements of any applicable stock exchange, and the terms of any New Corporate Governance Documents, including any relevant shareholders’ agreements, if applicable.
“New Organizational Documents” means, on or after the Closing Date, the organizational and governance documents for the Reorganized Azul, including, without limitation, certificates of incorporation (including any certificate of designations), certificates of formation or certificates of limited partnership (or equivalent organizational documents), certificates of designation, bylaws, limited liability company agreements, shareholders’ agreements, and limited partnership agreements (or equivalent governing documents), as applicable.
“New Shares” means the common shares of the Reorganized Azul (or any other Affiliate as provided in the ERO Procedures) to be delivered on the Closing Date in accordance with the Plan and the New Organizational

Documents (including pursuant to the ERO, the Backstop Commitment Agreement, the Strategic Investment Agreements and the Additional Investment Agreement).
“Other Registrable Securities” means (a) (i) Common Shares (including Common Shares beneficially owned as a result of, or issuable upon, the conversion, exercise or exchange of any other Capital Stock) and (ii) any securities issued or issuable with respect to any of the Common Shares described in foregoing clause (i), including by way of stock or unit dividend or stock or unit split or in connection with a combination of shares or units, recapitalization, merger, consolidation or other reorganization or otherwise; and (b) any ADS representing the Common Shares described in the foregoing clause (a), in each case beneficially owned by any other Person who has rights to participate in any offering of securities by the Company pursuant to a registration rights agreement or other similar arrangement (other than this Agreement) with the Company or any direct or indirect parent of the Company relating to the Common Shares; provided, that in the case of an Underwritten Shelf Takedown, Other Registrable Securities shall be limited to the securities of the class and series being offered in such Underwritten Shelf Takedown.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity (or any department, agency or political subdivision thereof).
“Plan” means a joint chapter 11 plan of reorganization (including any exhibits, annexes and schedules thereto) for the Company that effectuates the Restructuring Transactions, consistent with the Restructuring Term Sheet and in accordance with the terms of the Restructuring Support Agreement.
“Plan Effective Date” means the date upon which all conditions precedent to the effectiveness of the Plan have been satisfied or are waived in accordance with the terms of the Backstop Commitment Agreement, the Strategic Investment Agreements and the Additional Investment Agreement and the Plan, and on which the Restructuring Transactions, including the consummation of the ERO, become effective or are consummated.
“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), all amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.
“Public Offering” means any sale or distribution to the public of Capital Stock of the Company pursuant to an offering registered under the Securities Act, whether by the Company, by Holders and/or by any other holders of the Company’s Capital Stock.
“Registrable Securities” means each of the following: (a) (i) all New Equity Interests acquired by the Holders (including, for the avoidance of doubt the ERO New Common Stock and all New Equity Interests deposited into the ADS Program), (ii) all of the Common Shares acquired by the Holders (or any of the Holders’ respective Affiliates) that are Affiliates of the Company, from the Effective Date until the later of (A) six (6) months following the Effective Date and (B) the effectiveness of the Shelf Registration Statement, (iii) all of the Common Shares acquired by the Holders (or any of the Holders’ respective Affiliates) that are not Affiliates of the Company, (iv) any Warrant Shares issuable upon exercise of the Warrants and (v) any securities issued or issuable by the Company or any successor or assign of the Company (whether by merger, share exchange, consolidation, sale of assets or otherwise) with respect to, in exchange for or in substitution of, any of the Common Shares described in foregoing clauses (i), (ii), (iii) or (iv), including by way of stock or unit dividend or stock or unit split or in connection with a combination of shares or units, recapitalization, merger, consolidation or other reorganization or otherwise; and (b) any ADS representing the Common Shares described in the foregoing clause (a); provided that any such securities shall cease to be Registrable Securities when (i) the Shelf Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been sold pursuant to such effective Shelf Registration Statement or another effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding; or (iii) such Registrable Securities have been sold pursuant to

Rule 144 or pursuant to Regulation S, or (iv) with respect to Registrable Securities owned by a non-Affiliate of the Company (other than Strategic Partners), following ADS Listing or Re-IPO, such securities no longer bear a restrictive legend and are capable of being sold by such non-Affiliate of the Company, pursuant to Rule 144 with no volume or manner of sale restrictions or limitations, or public information requirements applicable to the purchaser thereof (it being understood that, notwithstanding the foregoing, for so long as a Strategic Partner holds at least one percent (1%) of the outstanding Common Shares (on a Common Share-equivalent basis), securities held by such Strategic Partner shall not cease to be Registrable Securities solely by reason of any such availability or capability of being sold by such non-Affiliate of the Company); provided further that the Common Shares deposited into the ADS Program shall cease to be Registrable Securities at the time that the corresponding ADS shall cease to be Registrable Securities.
“Registration Statement” means any registration statement of the Company filed with or to be filed with the SEC under the Securities Act and other applicable law, including the Shelf Registration Statement, and including any prospectus, amendments and supplements to each such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Requisite Holders” means Holders that, together with their Affiliates, beneficially own at least 25% of the outstanding Common Shares.
“Reorganized Azul” means Azul as reorganized pursuant to and under the Plan or any successor thereto on and after the Effective Date.
“Restricted ADSs” means the ADSs issued in connection with the ERO, pursuant to Restricted ADS Series Supplements maintained by the Depositary.
“Restructuring Support Agreement” means the restructuring support agreement, dated as of May 28, 2025, entered into by Company, the Backstop Commitment Parties certain other shareholders of the Company and members of an ad hoc group of Azul claimholders.
“Restructuring Transactions” means the transactions contemplated by, and consistent with the terms of, the Plan, Restructuring Support Agreement and the Backstop Commitment Agreement.
“Restructuring Term Sheet” means the term sheet attached as Exhibit A to the Restructuring Support Agreement.
“Seasoned Issuer” means an issuer eligible to use a registration statement on Form F-3 under the Securities Act and who is not an “ineligible issuer” as defined in Rule 405 promulgated by the SEC pursuant to the Securities Act.
“SEC” means the United States Securities and Exchange Commission, and any governmental body or agency succeeding to the functions thereof.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.
“Selling Shareholder” means a Holder that duly submits a Selling Shareholder Questionnaire pursuant to the terms of this Agreement.
“Selling Shareholder Information” means, with respect to each Holder, the information required under Item 9.D of Form 20-F, as provided in such Holder’s Selling Shareholder Questionnaire, and any additional information provided by written notice by such Holder for inclusion by the Company in the Shelf Registration Statement if such additional information is specifically requested by the SEC to be included in the Shelf Registration Statement.

“Selling Shareholder Questionnaire” means the Selling Shareholder Questionnaire substantially in the form attached hereto as Exhibit A.
“Significant Shareholders” means David Gary Neeleman, José Mario Caprioli dos Santos, Trip Participações S.A., Trip Investimentos S.A., and Rio Novo Locações Ltda., each solely in its capacity as a holder of Existing Azul Interests and not in any other capacity.
“Trading Market” means the principal national securities exchange in the United States on which Registrable Securities are (or are to be) listed.
“Transaction Steps” means those certain actions or steps to be taken by the Debtors to implement the Restructuring Transactions.
“Unrestricted ADSs” means the ADSs to be issued pursuant to the equitization of the 1L Notes Claims (as defined in the Plan) and 2L Notes Claims (as defined in the Plan).
“Vote of ADS Holders” means (i) prior to the ADS Listing, a vote or written or electronic consent of the Requisite Holders; and (ii) following the ADS Listing a majority of the votes cast by holders of all ADSs (including holders of both Restricted ADS and Unrestricted ADS) or the written or electronic consent of a majority of the outstanding ADSs (both Restricted ADS and Unrestricted ADS); provided that all beneficial holders of ADSs were solicited for their vote on the matter; and provided, further, that the record date for such solicitation shall be no earlier than thirty (30) days prior to the first public announcement of the Company’s intent to conduct the solicitation; and provided further that for purposes of any amendment or modification to the ADS Program that does not adversely affect holders of Unrestricted ADSs, clause (ii) shall include only a majority of votes cast by holders of Restricted ADS.
“WKSI” means a “well known seasoned issuer” as defined under Rule 405 under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also a Seasoned Issuer.
13.    Miscellaneous.
(a)Remedies. Each Party shall be entitled to enforce its rights under any provision of this Agreement specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Holders may, in their sole discretion, apply to the courts of competent jurisdiction described below (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.
(b)Termination and Effects of Termination. This Agreement shall terminate on the earlier of (i) the Sunset Date, excluding Registrable Securities held by Strategic Partners, and (ii) the date on which there are no Registrable Securities outstanding; except in any case, for the provisions of Section 6, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 6 shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.
(c)Amendments and Waivers. Except as otherwise provided herein, this Agreement may only be modified, amended or supplemented (such waiver, modification, amendment or supplement, collectively, an “Amendment”):
(i)prior to the earlier of the ADS Listing and the Re-IPO, by written consent of the Company, a majority of Holders that are former Backstop Commitment Parties and, for so long as a Strategic Partner holds at least one percent (1%) of the outstanding Common Shares (on a Common Share-equivalent basis), such Strategic Partner or Warrants exercisable (upon satisfaction of the applicable conditions set forth therein) for the equivalent thereof; and

(ii)after the earlier of the ADS Listing and the Re-IPO, by written consent of the Company, Holders holding a majority of the then-outstanding Registrable Securities, and for so long as a Strategic Partner holds at least one percent (1%) of the outstanding Common Shares (on a Common Share-equivalent basis), such Strategic Partner or Warrants exercisable (upon satisfaction of the applicable conditions set forth therein) for the equivalent thereof;
provided, that, in each case, to the maximum extent permitted by applicable Law, (i) any Amendment that disproportionately affects any rights of any of the Holders or any group of Holders shall require the consent of the Holders holding a majority of the outstanding Registrable Securities held by the Holders or group of Holders so affected, and (ii) no amendment or modification to the Section 4 hereof affecting a Holder may be implemented without prior written consent of such Holder.
(d)Assignment; No Third-Party Beneficiaries; Tag-Along Rights.
(i)The Company may not assign this Agreement nor any of the rights, interests or obligations under this Agreement without the prior written consent of each of the Holders. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Parties and their respective permitted successors and assigns. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Section 6 and this Section 13(d), provided that the provisions of Sections 8 and 9(b) shall inure to the benefit of all holders of ADS;
(ii)Without the consent of the Company, a transferee of a Holder that holds Registrable Securities will succeed to the rights of such transferring Holder hereunder, but solely (for all purposes) with respect to the Registrable Securities acquired from such Holder, so long as, (1) the transferee (together with all parties with whom its holdings are aggregated for purposes of Rule 144) owns Common Shares and ADS representing at least 1% of the Common Shares outstanding at the time of the transfer after giving effect to such transfer, (2) in any case, such transfer is completed in accordance with applicable Law, and (3) such transferee executes a Joinder Agreement, in the form of Exhibit B to this Agreement and delivers such Joinder Agreement to the Company.
(iii)In connection with the registration for resale, in whole or in part, any Registrable Securities, any bona fide transferee of such Registrable Securities shall, upon customary joinder, have the right to participate in such resale (the “Tag-Along Registration Right”), exercisable by written notice within 14 days of the filing of a Shelf Registration Statement; provided that such Tag-Along Registration Right shall be subject to, and without prejudice to, the right of the managing underwriter (or, if none, the Company) to exclude any such transferee or limit the number of Registrable Securities to be included in any underwritten offering effected pursuant thereto if it determines, in its reasonable good faith judgment, that the inclusion of such securities would adversely affect the offering; and provided, further, that such transferee shall have timely delivered to the Company all information, certifications, legal opinions and other documentation reasonably requested by the Company or the transfer agent in connection therewith (including, without information, Section 1(a)(iv) above).
(iv)In the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Shares are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Holders in connection with such transaction.
(e)Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
(f)Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party to this Agreement and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Signatures delivered by electronic methods shall have the same effect as signatures delivered in person.

(g)Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
(h)Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the choice of law or conflicts of law.
(i)Submission to Jurisdiction; Waiver of Immunity. Each of the Parties, by its execution of this Agreement, (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and the state courts sitting in the State of New York, County of New York for the purpose of any action, claim, suit, proceeding or investigation (each, a “Proceeding”) arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any Proceeding arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Proceeding to any court other than one of the above named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such Proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13(m) hereof is reasonably calculated to give actual notice. Each of the Parties irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the above-named courts, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such proceeding or judgment, including any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended. The Company irrevocably appoints Cogency Global Inc., located at 122 E 42nd St, 18th Floor, New York, NY 10168, as its authorized agent in New York, New York upon which process may be served in any legal action, suit or proceeding against it with respect of any matter arising out of or in connection with this Agreement, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such action, suit or proceeding.
(j)Waiver of Venue. The Parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, (i) any objection that they may now or hereafter have to the laying of venue of any Proceeding arising out of or relating to this Agreement in any court referred to in Section 13(i) and (ii) the defense of an inconvenient forum to the maintenance of such Proceeding in any such court.
(k)WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(l)Cumulative Remedies. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. Except as otherwise provided in this Agreement, the rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at law or in equity.
(m)Notices. All notices hereunder shall be deemed given if in writing in English and delivered, if sent by electronic mail, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):
If to the Company, to:

Azul S.A.
Edifício Jatobá, 8th floor, Castelo Branco Office Park
Avenida Marcos Penteado de Ulhôa Rodrigues, 939
Tamboré, Barueri, São Paulo, SP, 06460-040, Brazil
Fax: +55 11 4134-9890
Attn: Raphael Linares Felipe; Edson Massuda Sugimoto
Email: raphael.linares@voeazul.com.br; edson.massuda@voeazul.com.br with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn: Manuel Garciadiaz; Timothy Graulich
Email: manuel.garciadiaz@davispolk.com; timothy.graulich@davispolk.com
and
Hogan Lovells US LLP
390 Madison Avenue
New York, NY 10017
Attn: Jonathan Lewis
Email: jonathan.lewis@hoganlovells.com
If to a Holder, to the address(es), electronic mail address(es) or facsimile number(s) set forth below such Holder’s signature, as the case may be, with copies to any counsel designated by such Holder (as included on its signature page or otherwise provided by written notice to the Company), with a copy (which shall not constitute notice) to:
In the case of a Backstop Commitment Party or a Subscriber:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attn: Richard J. Cooper; Thomas S. Kessler; Carina S. Wallance
Email: rcooper@cgsh.com; tkessler@cgsh.com; cwallance@cgsh.com
In the case of a Strategic Partner:
(n)(a)    if to American Airlines:
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attn: Antonio Del Pino; Andrew Sorkin; Carlos Ardila; Jon Weichselbaum
Email: Antonio.delpino@lw.com; andrew.sorkin@lw.com; carlos.ardila@lw.com; jon.weichselbaum@lw.com

(o)(b)    if to United Airlines:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
Attn: Kathryn A. Coleman; Javad Husain; Jeffrey S. Margolin
Email: katie.coleman@hugheshubbard.com; javad.husain@hugheshubbard.com; jeff.margolin@hugheshubbard.com
Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile shall be effective upon oral or machine confirmation of successful transmission. Any notice given by electronic mail shall be effective upon delivery.
Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English, except for those documents, authorizations and other similar filings with governmental authorities, and financial statements, in each case, that were originally executed or prepared in the Spanish language; provided that the Company shall electronically publish English translations of any such document to the extent required by Rule 12g3-2(b) of the Exchange Act and the costs of preparing such translation shall be borne by the Company.
(p)Changes in Law. The Company shall consider in good faith any proposals made (i) prior to the ADS Listing, the Requisite Holders, and (ii) following the ADS Listing, by a holder of Registrable Securities or group of holders of Registrable Securities representing (x) a majority of the ADS then outstanding or (y) ADS representing 10% of the total number of Common Shares, to respond to changes in Law or formal interpretation of Law that affect ADSs or the trading of shares in the United States, taking into account the restrictions set forth under applicable law, the interests of all shareholders and the regulatory and operational context in which the Company operates.
(q)Rules of Construction. The Parties agree that they have each been represented by counsel during the negotiation, preparation and execution of this Agreement (or, if executed following the date hereof by counterpart, have been provided with an opportunity to review the Agreement with counsel) and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(r)Interpretation. This Agreement shall be construed in accordance with the following rules: (i) the terms defined in this Agreement include the plural as well as the singular; (ii) all references in the Agreement to designated “Sections” and other subdivisions are to the designated sections and other subdivisions of the body of this Agreement; (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (iv) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; (v) the words “includes” and “including” are not limiting; (vi) for purposes of any determination of a number or percentage of the Common Shares and/or ADS, such number or percentage shall be calculated on an “Common Share-equivalent” basis, without duplication of the Common Shares in the ADS Program and any outstanding ADS corresponding to such Common Shares, and after giving effect to the applicable ratio of ADS to Common Shares under the ADS Program; and (vii) references to “dollars” or “$” are to United States of America dollars.
(s)Independent Agreement by the Holders. The Parties acknowledge and agree that this Agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of Registrable Securities, ADS, the Common Shares or preferred shares or any equity securities of the Company, and the Holders do not constitute a “group” within the meaning of Rule 13d-5 under the Exchange Act. Nothing contained in this Agreement and no action taken by any Holder pursuant to this Agreement shall be deemed to constitute or to create a presumption by any parties that the Holders are in any way acting in concert or as a “group” or “joint actors” (or a joint venture, partnership or association), and each of the Parties agree to not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement.
(t)Cessation of Registration Rights. All registration rights granted under Section 1 shall continue to be applicable with respect to any Holder until such time as the Holder no longer holds any Registrable Securities.

(u)No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each of the Parties and the Company agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the Company’s or the Party’s former, current or future direct or indirect equity holders, controlling persons, shareholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees (each, a “Related Party” and collectively, the “Related Parties”), in each case other than the Parties, whether by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of the Company or the Parties under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 13(s) shall relieve or otherwise limit the liability of the Company or any current or former Party, as such, for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments.
* * *

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

AZUL S.A.
By:	/s/ Jonathan Peter Rodgerson
Name: Jonathan Peter Rodgerson
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]
#101680032v11

AMERICAN AIRLINES, INC.
By:	/s/ Anthony Richmond
Name: Anthony Richmond
Title: Executive Vice President, Corporate Affairs and Chief Legal Officer
Date: February 20, 2026

Notice Information: American Airlines, Inc.
1 Skyview Drive
Fort Worth, TX 76155
Email:     Legal.Notices@aa.com; corp.dev@aa.com
Attention:     Jeff Ogar; Michelle Earley

[Signature Page to Registration Rights Agreement]

UNITED AIRLINES, INC.
By:	/s/ Michael Leskinen
Name: Michael Leskinen
Title: Executive Vice President and Chief Financial Officer

[***]
[Signature Page to Registration Rights Agreement]

EXHIBIT A
AZUL S.A.
FORM OF SELLING SHAREHOLDER QUESTIONNAIRE
The undersigned (the “Selling Shareholder”) understands that Azul S.A. (the “Company”) has filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1 (the “Registration Statement”) for the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities (as such term is defined in the Registration Rights Agreement, to be dated on or about the Effective Date, among the Company and the Holders party thereto (the “Registration Rights Agreement”)) held by the Selling Shareholder, pursuant to the terms of the Registration Rights Agreement. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.
In order to sell the Registrable Securities pursuant to the Registration Statement, the Selling Shareholder will be required to be named or otherwise identified as a Selling Shareholder in the Registration Statement and the related prospectus. The Selling Shareholder is required to complete and deliver this questionnaire (the “Questionnaire”) in order to verify the accuracy of information regarding the Selling Shareholder included in the Registration Statement and any related prospectus or prospectus supplement.
Certain legal consequences arise from being named as a selling shareholder in the Registration Statement and the related prospectus. Accordingly, the Selling Shareholder is advised to consult securities law counsel regarding the consequences of being named or not being named as a selling shareholder and of providing false, misleading or incomplete information regarding a selling shareholder in the Registration Statement and the related prospectus.
If this Questionnaire is being completed on behalf of multiple funds or accounts, please provide the requested information for each fund or account (or indicate, where appropriate, that the information is applicable to all funds and accounts).
Please return this Questionnaire to the Company no later than [___] as follows:
If by mail or hand delivery:
[Address]
If by facsimile transmission:
    [Fax Number]
If by email:
    [Email Address]
1.Full Legal Name of Selling Shareholder
________________________________

2.Address and Contact Information
Address:
Telephone:
Email Address:
Attention:

3.Amount of Securities Owned and to be Offered:
Please indicate in the table below the aggregate number of Common Shares and American Depositary Shares (“ADS”; and together with the Common Shares, “Securities”) (i) that are beneficially owned and (ii) that are being offered under the Registration Statement by the Selling Shareholder.
“Beneficial ownership” is determined according to rules of the SEC. Securities “beneficially owned” by the Selling Shareholder include not only securities held in his, her or its name, but also securities over which the Selling Shareholder, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security, and/or (ii) investment power which includes the power to dispose of, or to direct the disposition of, such security. This may include, but is not limited to, securities held for the Selling Shareholder by custodians, brokers, relatives, executors, administrators or trustees (including trusts in which the person has only a remainder interest) if by reason of contract, relationship, understanding or arrangement the Selling Shareholder has voting or investment power as aforesaid.

	Number of Securities Beneficially Owned	Number of Securities Being Offered
Common Shares
ADS

4.Options and Other Rights to Acquire Securities:
In the table below, please identify the number of Securities of which you have the right to acquire beneficial ownership within 60 days from the date of this Questionnaire. Such acquisition of beneficial ownership could be (i) through the exercise of any option, warrant or right, (ii) through the conversion of a security, or (iii) pursuant to the power to revoke a trust, discretionary account or similar arrangement or through the automatic termination of such arrangements.

	Number of Securities	Description of Right to Acquire
Common Shares
ADS

Except as listed above, the undersigned Selling Shareholder does not beneficially own any Common Shares or ADS of the Company.
5.Description of Beneficial Ownership

The rules of the SEC require that the Registration Statement identify all “beneficial owners” of the Securities being offered pursuant to the Registration Statement. If any person other than the Selling Shareholder is a “beneficial owner” of the Securities being offered pursuant to the Registration Statement, please set out below or as an attachment a description of such beneficial ownership. For example, if a fund or account is controlled by two or fewer persons, those persons may be deemed “beneficial owners” of the Securities held by the fund or account.
____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
6.Relationships with the Company
Except as set forth below or pursuant to the Backstop Commitment Agreements, the Additional Investment Agreement, the Strategic Investment Agreements or the Plan, the Selling Shareholder has not held any position or office or has had any other material relationship with the Company (or any of its predecessors or affiliates) during the past three (3) years (other than any relationship arising solely out of your ownership of shares of the Company):
____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
7.Broker/Dealers
Are you a registered broker-dealer or an affiliate of a registered broker-dealer?
Yes 󠅚󠅚    No 󠅚󠅚
If you are a registered broker-dealer or an affiliate of a registered broker-dealer, please confirm whether, at the time of acquisition of the Securities Reported in this Questionnaire, you had any agreements, plans or understandings, directly or indirectly, with any person to distribute the Securities:
Did the undersigned have any such agreements, plans or understandings? Yes 󠅚󠅚        No 󠅚󠅚
If yes, please elaborate below:
____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
8.Signature

By signing below, the undersigned consents to the disclosure of the information contained herein or attached hereto in connection with its answers to items (1) through (6) above and the inclusion of such information in the Registration Statement and any related prospectus, or prospectus supplement. The undersigned agrees to promptly notify the Company of any changes in such information which may occur subsequent hereto and prior to the effective date of the Registration Statement.
IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent on behalf of each Selling Shareholder named in this Questionnaire.
                    __________________________________________________
                    NAME OF SELLING SHAREHOLDER
By:
Name:
Title:
Dated:

EXHIBIT B
FORM OF JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT
This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned in accordance with Section 13(d) of the Registration Rights Agreement dated as of [●], 2025 (as the same may be amended from time to time, the “Registration Rights Agreement”) among Azul S.A. (the “Company”) and the Holders party thereto. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.
On or prior to the date set forth below, the undersigned acquired such number of Common Shares and/or ADS as are indicated on the signature page hereto from the transferor indicated thereon.
The undersigned hereby agrees, effective as of the date set forth below, to become a party to the Registration Rights Agreement, and for all purposes of the Registration Rights Agreement the undersigned will be included within the term “Holder” (as defined therein). The address, facsimile number and email address to which notices may be sent to the undersigned are indicated on the signature page hereto:
[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
JOINING PARTY

_____________________________________________
[NAME OF JOINING PARTY]

By: _____________________________________________
Name:
Title:
Dated:

Mailing Address of Joining Party:
Email Address:
Facsimile Number:

Name of Transferor:

Common Shares Acquired:
ADS Acquired:

ACKNOWLEDGED BY:

TRANSFEROR

__________________________________________________
NAME OF TRANSFEROR

By: __________________________________________________
Name:
Title:

Dated:
[Signature Page to Joinder Agreement]

EXHIBIT C

Plan of Distribution
We are registering the offer and sale of up to common shares and the ADSs that represent these shares, to permit the resale of these common shares and ADSs by the Selling Shareholders and their permitted transferees from time to time after the date of this prospectus. For purposes of this Plan of Distribution, references to the ADSs include the common shares represented by those ADSs and references to Selling Shareholders include donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The ADSs covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. We will not receive any of the proceeds from the sale by the Selling Shareholders of the common shares or the ADSs. We will bear all fees and expenses incident to our obligation to register the common shares and the ADSs.
The ADSs may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.
The Selling Shareholders may offer and sell all or a portion of the ADSs covered by this prospectus from time to time, in one or more or any combination of the following transactions:
•on the NYSE or on any other national securities exchange or quotation service on which the ADSs may be listed or quoted at the time of sale;
•in underwritten offerings;
•in privately negotiated transactions, at-the market transactions, “overnight transactions” or block trades;
•through purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•through ordinary brokerage transactions (including on an exchange or over-the-counter) and transactions in which the broker solicits purchasers;
•through options, short sales, forward sales, puts, agented transactions, stock lending transactions and hedging and other derivative transactions;
•through pledges of the ADSs to secure debts and other obligations;
•in the over-the-counter market;
•through trading plans entered into pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•through the distribution by any selling shareholder to its employees, partners (including limited partners), members or equity holders;
•through a combination of any of the above methods of sale; or
•through any other method permitted pursuant to applicable law.
Instead of selling the ADSs under this prospectus, the Selling Shareholders may sell all or a portion of the ADSs offered by this prospectus in compliance with the provisions of Rule 144 under the Securities Act, or pursuant to other available exemptions from the registration requirements of the Securities Act, provided that such sales meet the criteria and conform to the requirements of such exemptions.
To the extent required with respect to a particular offering, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
•the name of the participating broker-dealer(s);
•the specific securities involved;
•the initial price at which such securities are to be sold;
•the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and
•other facts material to the transaction.
The Selling Shareholders may, at their discretion, sell all, none, or a portion of the common shares or the ADSs beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents. If the common shares or the ADSs are sold through broker-dealers or agents, the broker-dealers or their agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated immediately prior to the sale and the Selling Shareholders will be responsible for broker-dealers or agents’ commissions, discounts or concessions. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the common shares or the ADSs against certain liabilities, including liabilities arising under the Securities Act.
To the extent that any of the Selling Shareholders are brokers or dealers, they may be deemed to be “underwriters” within the meaning of the Securities Act and any commissions received by them and any profit on the resale of the common shares or the ADSs represented by the registered common shares may be deemed to be underwriting commissions or discounts under the Securities Act. As of the date of this prospectus, based on the representations received by the Company from the Selling Shareholders, none of the Selling Shareholders are brokers or dealers or affiliated with brokers or dealers.
In offering the common shares or the ADSs covered by this prospectus, any broker-dealers or agents who execute sales for the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any compensation of any broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act.
The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act. This regulation may limit the timing of purchases and sales of any of the common shares or the common shares or the ADSs offered by this prospectus by the Selling Shareholders and any other participating person. The anti-manipulation rules under the Exchange Act may apply to sales of common shares or ADSs in the market and to the activities of the Selling Shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common shares or the ADSs to engage in market-making activities with respect to the common shares or the ADSs for a period of up to five business days before the distribution. All of the foregoing may affect the marketability of the common shares or the ADSs and the ability of any person or entity to engage in market-making activities with respect to the common shares or the ADSs.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.